                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement            [_] Confidential, for Use of the
                                               Commission Only (as permitted by
[X] Definitive Proxy Statement                 Rule 14a-6(e)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                              PROVIDENT COMPANIES
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



Payment of Filing Fee (Check the appropriate box):

[X] No Filing Fee Required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (4) Date Filed:

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Notes:

             [LETTERHEAD OF PROVIDENT COMPANIES, INC. APPEARS HERE]

                                                      Provident Companies, Inc.
                                                      1 Fountain Square
                                                      Chattanooga, TN 37402

                                                                  April 6, 1998

Dear Fellow Stockholder:

  Our Annual Meeting of Stockholders will be held in the Atrium of the West Building of our Home Office at 1 Fountain Square, Chattanooga, Tennessee. You are invited to join us on Wednesday, May 6, 1998 at 9:30 a.m. for refreshments and for the business meeting which follows at 10:00 a.m. Free parking is available in our lot at Walnut and Fifth streets.

  The following Proxy Statement outlines the business to be conducted at the meeting. We urge you to read the Proxy Statement carefully and then complete, date, sign and return the enclosed Proxy card, even if you intend to attend the meeting.

  At the meeting, we ask that you sign an attendance card at one of the tables in the receiving area. This will help us determine who will vote in person and who by proxy.

  I hope to see you on May 6.

                                          Sincerely,

                                          /s/ J. Harold Chandler
                                          J. Harold Chandler
                                          Chairman, President and
                                           Chief Executive Officer

                           PROVIDENT COMPANIES, INC.
                               1 FOUNTAIN SQUARE
                             CHATTANOOGA, TN 37402

                                                                  April 6, 1998

                           Notice of Annual Meeting

To the Stockholders of Provident Companies, Inc.:

  The Annual Meeting of the Stockholders of Provident Companies, Inc. (the "Company") will be held on Wednesday, May 6, 1998, at 10:00 a.m. Eastern Daylight Time at the Home Office of the Company, 1 Fountain Square, Chattanooga, Tennessee, to consider and take action on the following:

    1. Election of Directors;

    2. Approval of Amended and Restated Annual Management Incentive Compensation Plan of 1994;

    3. Approval of the Stock Plan of 1999;

    4. Approval of Provident Companies, Inc. Non - Employee Director Compensation Plan of 1998;

    5. Approval of the selection of Ernst & Young LLP as independent auditors; and

    6. Such other business as may properly come before the meeting or any adjournments thereof.

  Stockholders of record at the close of business on March 9, 1998, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

  Please complete, date, sign and return the enclosed proxy card in the accompanying postage paid, addressed envelope. This procedure is necessary to give all stockholders a chance to vote, especially those who will be unable to attend the Annual Meeting in person. You may revoke your proxy at any time before the authority granted by the proxy is exercised by giving written notice of revocation to the Corporate Secretary, by submitting a subsequent validly executed proxy, or by voting in person. If you attend the meeting and intend to vote in person, please notify the tellers prior to the beginning of the meeting of your intent.

                                          BY ORDER OF THE BOARD OF DIRECTORS


                                          /s/ Susan N. Roth
                                          Susan N. Roth
                                          Vice President, Secretary and
                                           Counsel

                                PROXY STATEMENT

  This statement is being furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Provident Companies, Inc. (the "Company") to be voted at the Annual Meeting of Stockholders (the "Meeting") to be held on May 6, 1998, and any adjournment thereof. Stockholders will be asked to vote upon: ITEM 1. ELECTION OF DIRECTORS; ITEM 2. APPROVAL OF THE AMENDED AND RESTATED ANNUAL MANAGEMENT INCENTIVE COMPENSATION PLAN OF 1994;
ITEM 3. APPROVAL OF THE STOCK PLAN OF 1999; ITEM 4. APPROVAL OF THE NON-EMPLOYEE DIRECTOR COMPENSATION PLAN OF 1998; ITEM 5. SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS. The 1997 Annual Report to Stockholders, including audited financial statements of the Company for the fiscal year ended December 31, 1997, and the proxy card enclosed with this Proxy Statement are being mailed to stockholders on or about April 6, 1998.

  Shares eligible to be voted and for which a proxy card is properly signed and returned prior to the beginning of the Annual Meeting will be voted as directed. If directions are not given or directions are not in accordance with the options listed on a signed and returned proxy card, such shares will be voted FOR each proposition for which the Board of Directors recommends a vote FOR. Unsigned or unreturned proxies, including those not returned by banks, brokers or other record holders, will not be counted for quorum or voting purposes. For issues as to which it is a choice on the proxy, a vote to abstain will be counted for purposes of determining the existence of a quorum, and counted as an "ABSTENTION" rather than as either a vote "FOR" or "AGAINST". You may revoke your proxy at any time prior to the exercise of the authority granted in the proxy by giving written notice of revocation to the Corporate Secretary, by submitting a subsequent validly executed proxy, or by voting in person. If you attend the Meeting and intend to vote in person, please notify the tellers prior to the beginning of the meeting of your intent.

  As of March 9, 1998, the record date for determination of stockholders entitled to vote at the Meeting, there were outstanding 135,250,678 shares of Common Stock of the Company. Each share of Common Stock entitles the holder to one vote. The Common Stock has a par value of $1.00 per share and is the only outstanding class of equity securities of the Company entitled to vote at this meeting.

  The Company will bear the cost of soliciting proxies from its stockholders. Proxies will be solicited by mail and may also be solicited personally or by telephone by directors, officers and employees of the Company. The Company has also retained the services of Corporate Investor Communications, Inc. ("CIC"), a proxy soliciting firm for the purpose of assisting the Company in the solicitation of proxies for the Annual Meeting. The Company's arrangements with CIC provides that CIC will (1) assist in distributing proxy materials and collecting proxies held by holders of the Company's Common Stock, (2) telephone stockholders as the Company may determine and (3) advise the Company regarding additional soliciting material if any, that may be used. The Company estimates the fees of CIC for these services, not counting expenses of distributing proxy materials which the Company will pay, will be approximately $8,000. The Company will make appropriate arrangements with brokerage houses, banks and other custodians, nominees and fiduciaries to facilitate solicitation of proxies from their principals.

                         ITEM 1. ELECTION OF DIRECTORS

                      INFORMATION CONCERNING THE NOMINEES

  Unless otherwise instructed by the stockholder, all signed proxies given on the enclosed form which are received by the Board of Directors will be voted FOR the election of the nominees named below to be the Directors of the Company to hold office until the next Annual Meeting of Stockholders, or until their respective successors shall be elected and qualified. All nominees are incumbent directors elected at the 1997 stockholders' meeting. If at the time of the Annual Meeting any of the nominees should be unable or unwilling to serve, such proxies may be voted for a substitute nominee or nominees chosen by the present Board of Directors. The Board of Directors knows of no reason why any nominee will be unavailable or unable to serve. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES PRESENTED HEREIN. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

  Following are the names and ages (as of March 31, 1998) of those persons nominated to be Directors of the Company, as well as their principal occupations (which have continued for the past five years, unless otherwise noted), directorships held by them in certain other publicly held companies, the year in which they became a director of the Company or the Company's predecessor Provident Life and Accident Insurance Company of America ("America"), and certain other information with respect to such Directors. All nominees, except Messrs. Bolinder and Watjen, became directors of the Company on December 27, 1995, the effective date of the Share Exchange between the Company and America. Mr. Watjen became a director on March 26, 1997.
Mr. Bolinder became a director on March 27, 1997, effective with the closing of the transaction involving the purchase by Zurich Insurance Company ("Zurich") or one or more of its affiliates of 9,523,819 shares of the Company's Common Stock in connection with financing the Company's acquisition of The Paul Revere Corporation ("Paul Revere"). Under an agreement between the Company and Zurich related to the acquisition of Paul Revere, Zurich has certain rights in connection with designating two persons to serve as directors of the Company while Zurich remains the beneficial owner of 10% or more of the outstanding shares of the Company's Common Stock. Messrs. Bolinder and Gluckstern were Zurich's original designees. Mr. Gluckstern, and one other director, Mr. William B. Johnson, will not be standing for re-election.

  Each of the persons listed below as a nominee to be a director of the Company will also be a director of the principal wholly owned subsidiaries of the Company including Provident Life and Accident Insurance Company ("Accident"), Provident Life and Casualty Insurance Company ("Casualty"), Provident National Assurance Company ("National"), and Paul Revere, as well as its principal subsidiary, The Paul Revere Life Insurance Company. GENEX Services, Inc. has a board of directors whose members include some Company board members as well as other employees of the Company. As the context requires, Company may include direct and indirect subsidiaries.

                                   NOMINEES

WILLIAM L. ARMSTRONG, 61                                    DIRECTOR SINCE 1991

  From 1979 to 1991, Senator Armstrong served as a Senator from Colorado in the United States Senate. He has been Chairman of Ambassador Media Corporation since 1984, Chairman of Cherry Creek Mortgage Company, Inc. since 1991, Chairman of El Paso Mortgage Company since 1993, Chairman of Centennial State Mortgage Company, Frontier Real Estate, Inc. and Frontier Title, LLC since 1994, Chairman of Frontier Real Estate since 1994, and Chairman of Transland Financial Services, Inc. since 1996. He is also a director of Storage Technology Corporation, and Helmerich and Payne, Inc.

WILLIAM H. BOLINDER, 54                                     DIRECTOR SINCE 1997

  Mr. Bolinder is a member of the Corporate Executive Board of the Zurich Insurance Company, headquartered in Zurich, Switzerland. He also serves as Chairman of the direct life and non-life operations of the Zurich Group in the U.S. and is a director of many of Zurich's other affiliated companies in the U.S. The Zurich Group is a leading international insurance organization providing global coverage in all lines of insurance along with asset management services.

J. HAROLD CHANDLER, 48                                      DIRECTOR SINCE 1993

  Mr. Chandler became Chairman of the Company April 28, 1996, and President and Chief Executive Officer and a Director of America, Capital, Accident and Casualty effective November 8, 1993. Immediately prior to his employment with Accident, he served as President of NationsBank Mid-Atlantic Banking Group which includes the NationsBank and Maryland National Corporation entities in the District of Columbia, Maryland, and northern Virginia. He formerly served as President of the Citizens and Southern National Bank of South Carolina, a predecessor company of NationsBank. He is a director of AmSouth Bancorporation, Herman Miller, Inc., and Storage Technology.

CHARLOTTE M. HEFFNER, 60                                    DIRECTOR SINCE 1995

  Ms. Heffner is a trustee of The Maclellan Foundation. She is the sister of Hugh O. Maclellan, Jr.

HUGH B. JACKS, 63                                           DIRECTOR SINCE 1988

  Mr. Jacks retired in December 1991 as President and Chief Executive Officer of BellSouth Services, Incorporated, a provider of lead staff, strategic planning and support for BellSouth Companies. He is President of Potential Enterprises, Inc.

HUGH O. MACLELLAN, JR., 58                                  DIRECTOR SINCE 1975

  Mr. Maclellan, Jr. is President of The Maclellan Foundation and a director of SunTrust Bank, Chattanooga, N. A., and Covenant Transport. Mr. Maclellan is the brother of Charlotte M. Heffner.

A. S. (PAT) MACMILLAN, 54                                   DIRECTOR SINCE 1995

  Mr. MacMillan has served as the Chief Executive Officer of Team Resources, Inc., since 1980. The company specializes in the areas of team and organizational design and development, including management consulting, management training, and organizational audits and surveys. He is also a trustee of The Maclellan Foundation.

C. WILLIAM POLLARD, 59                                      DIRECTOR SINCE 1992

  Mr. Pollard has served as Chairman of the Board of Directors of ServiceMaster since January 1994. From June 1990 to December 1993 he served as Chairman and Chief Executive Officer of ServiceMaster. ServiceMaster provides professional cleaning, termite and pest control, maid service, lawn care, and appliance and other home equipment and maintenance, as well as management of plant operations, laundry and linen, clinical equipment maintenance, and food service for health care, educational and industrial facilities. He is a director of Herman Miller, Inc.

SCOTT L. PROBASCO, JR., 69                                  DIRECTOR SINCE 1962

  Mr. Probasco has served as a director and Chairman of the Executive Committee of SunTrust Bank, Chattanooga, N.A. since 1989. He also serves as a director of Coca-Cola Enterprises, Chattem, Inc., and SunTrust Banks, Inc.

STEVEN S REINEMUND, 49                                      DIRECTOR SINCE 1995

  Mr. Reinemund has served as Chairman and Chief Executive Officer of Frito-Lay, Inc. since June 1992. He served as President and Chief Executive Officer of Pizza Hut, Inc. from 1986 to 1992. He also serves as a director of PepsiCo and The ServiceMaster Company.

BURTON E. SORENSEN, 68                                      DIRECTOR SINCE 1985

  From December 1984 until December 1995, Mr. Sorensen served as Chairman and Chief Executive Officer of Lord Securities Corp., an investment banking firm. Prior to that time, Mr. Sorensen was a General Partner of Goldman, Sachs & Co., investment bankers. He is a director of The ServiceMaster Company.

THOMAS R. WATJEN, 43                                        DIRECTOR SINCE 1997

  Mr. Watjen became Vice - Chairman of the Company on March 26, 1997, and retains his position as Chief Financial Officer. He became Executive Vice President and Chief Financial Officer of America, Capital, Accident, Casualty, and National on July 1, 1994. Prior to that time, he served as a Managing Director of the insurance practice of the investment banking firm, Morgan Stanley & Co., which he joined in 1987.

                              BOARD OF DIRECTORS

ATTENDANCE

  During 1997, there were seven meetings of the Board of Directors. With the exception of Messrs. Gluckstern and Reinemund, no director attended fewer than 75% of the aggregate of (a) the total number of meetings of the Board of Directors (held during the period for which each was a director) and (b) the total number of meetings held by all committees of the board on which a director served (during the periods that such director served).

                                  COMMITTEES

  In 1997, the Board of Directors of the Company had five standing committees:
Audit, Compensation, Executive, Finance and Nominating. In addition to the duties described below, each may be assigned additional duties by the Board of Directors from time to time and each is charged with reporting its activities to the Board of Directors. Membership of the Committees is given as of December 31, 1997.

AUDIT COMMITTEE

  Members were C. William Pollard, Chairman, William L. Armstrong, William B. Johnson and Burton E. Sorensen. The committee met five times in 1997. The committee's duties included recommending independent public accountants for selection by the Board of Directors and reviewing and approving the audit plans of the independent public accountants and the Company's Internal Audit Department. The committee monitors the internal and external auditors, including their work with regard to financial audits, systems security oversight, fraud detection, and internal financial and accounting controls. The Committee also monitors progress on the Company's Year 2000 project.

COMPENSATION COMMITTEE

  Members were Hugh B. Jacks (Chairman), Steven M. Gluckstern, C. William Pollard, Scott L. Probasco, Jr., and Steven S Reinemund. The committee met six times during 1997. The committee's duties include reviewing and approving compensation philosophy and guidelines for executive officers and senior management. The committee consults with the Chief Executive Officer concerning compensation matters affecting senior management, including those affecting or affected by management succession planning. The committee reviews the performance of the Chief Executive Officer and recommends appropriate compensation for approval by the Board of Directors. The committee reviews all employee benefit plans and policies, including pension and profit-sharing plans, as well as the incentive and stock option plans described below under "Executive Compensation." As to such incentive and stock option plans, the committee reviews management's recommendations and approves such awards under the plans as it deems appropriate within the terms of such plans.

EXECUTIVE COMMITTEE

  Members were Hugh O. Maclellan, Jr. (Chairman), J. Harold Chandler, Steven
M. Gluckstern, A.S. MacMillan and C. William Pollard. The committee met six times during 1997. The duties of the committee include review of strategic plans, issues and direction, and of the operating results of the Company. The committee may review significant financial issues including dividend policy, mergers, acquisitions and divestitures and report to the Board of Directors. The committee serves as a sounding board for the Chief Executive Officer and other directors as to the composition, duties and powers of Board committees and meeting agenda.

FINANCE COMMITTEE

  Members were William L. Armstrong (Chairman), William H. Bolinder, Charlotte
M. Heffner, Burton E. Sorensen and Thomas R. Watjen. The committee met five times during 1997. The committee develops and monitors appropriate policy and strategies to guide and govern the lending and investment of funds held by the Company. In accordance with Tennessee Code Annotated Section 56-3-301, the committee has established and oversees an Investment Subcommittee to carry out the daily activities required to authorize and oversee the loans and investments of its insurance subsidiaries.

NOMINATING COMMITTEE

  Members were A. S. MacMillan (Chairman), Charlotte M. Heffner, Hugh B. Jacks, Hugh O. Maclellan, Jr., and Steven S Reinemund. The committee met one time during 1997. The duties of the committee include standardizing and formalizing the process for nominating persons to be elected or re-elected to the Board of Directors. The committee develops its own nominations and accepts nominations submitted in writing from stockholders. It considers and makes recommendations concerning issues relating to the composition and size of the Board, and also as to tenure, retirement age, honorary directorships and term limits.

                           COMPENSATION OF DIRECTORS

  Directors of the Company who are also employees of the Company or any subsidiary are not compensated for their services as directors of the Company or of any of its direct or indirect subsidiaries.

  The Company pays its non-employee directors an annual retainer of $5,000 which is paid in shares of Common Stock of the Company. Non-employee directors receive fees aggregating $29,000, including the retainer paid by the Company and the respective subsidiaries, as well as attendance fees for seven meetings during 1997. The annual cash retainers from the other companies are as follows: Accident, $16,000; Casualty, $1,000. Directors of the Company also serve on various committees of the Boards of Directors of these companies. As to such service, non-employee directors receive annual retainers only from Accident ranging from $3,000 to $7,000 per committee (depending on the committees on which they serve) and meeting fees of $1,000 per meeting.

  Messrs. Armstrong, Bolinder, and Sorensen and Ms. Heffner were also directors of Assurance. Each non-employee director beginning the Board year May 1997, received an annual retainer of $2,000 in cash.

  Certain non-employee directors of the Company who have reached age 55 at the time of retirement from the Board of Directors and have at least five years of service on the Board of Directors would be eligible for the benefits described below. The annual benefit payable is a base of 50 percent of an amount equal to the retainer in effect at the time of retirement plus an additional 10 percent of the amount of the retainer for each full year of service in excess of five years. The maximum annual benefit is 100 percent of an amount of the retainer in effect at the time of retirement. Payments to eligible directors are to be in monthly installments for the lesser of (a) a period equal to the number of months of service as a non-employee director, or (b) 144 months.

  Non-employee Directors elected to the Board for the first time on or after May 4, 1994, are precluded from participation in the existing retirement benefits program. Instead, such Directors receive annual grants of stock options under the Stock Plan of 1994 as amended by the stockholders in May 1994. Non-employee members of the Board of Directors appointed prior to 1994 were required in 1994 to elect either (i) to continue building credits under the retirement plan or (ii) to limit such retirement plan credits to those earned prior to 1994 and to receive stock options in the future. The total number of stock options granted to all non-employee directors may not exceed in the aggregate 200,000 shares (40,000 annually) for the duration of the Stock Plan of 1994.

  The Board of Directors is proposing that the current director compensation program and retirement program be terminated and that the proposed Non-Employee Director Compensation Plan of 1998 be approved. For a description of the proposed plan, see ITEM 4. APPROVAL OF NON-EMPLOYEE DIRECTOR COMPENSATION PLAN OF 1998 and Appendix C to this Proxy Statement.

              ITEM 2. APPROVAL OF THE AMENDED AND RESTATED ANNUAL
                MANAGEMENT INCENTIVE COMPENSATION PLAN OF 1994


CURRENT MICP

  In May 1994, the stockholders approved the Annual Management Incentive Compensation Plan ("MICP"). The MICP currently consists of three components:
(i) an annual cash incentive compensation award to selected management participants based on the achievement of certain performance goals designated from time to time by the Compensation Committee of the Board of Directors (the "Committee") (the "MICP Non-Equity Subplan"); (ii) the Key Contributor Plan, under which awards of shares of Common Stock may be granted subject to such restrictions on vesting transfer or otherwise as the Committee may establish, and (iii) a phantom stock deferral program, whereby persons entitled to an award under the MICP Non-Equity Subplan will receive a portion of such award in the form of performance shares, plus a "gross up" grant of performance shares, which shares will increase or decrease in value in tandem with the Common Stock of the Company (the "Performance Share Subplan").

  In order for a portion of the MICP Non-Equity Subplan awards to satisfy the requirements of "performance-based" compensation under Code Section 162(m), the Board sought and received stockholder approval in 1997 for dividing the MICP Non-Equity Subplan into the Corporate Performance Subplan and the Individual Performance Subplan. Performance measures were also approved for the Corporate Performance Subplan at that time.

  Target awards under the MICP are currently set at percentages of base salary
- 100% for the CEO; 75% for the Executive Vice President and Chief Financial Officer; 50% for Senior Vice Presidents (with appropriate percentages to be assigned by the Committee for other designated senior officers); and percentages from 35% to 10% for all other participants based on assessment of their contribution the Company's success. Due to a printing error, the Proxy Statement issued in connection with the 1997 Annual Meeting of Stockholders erroneously stated that the target award for the CEO was 50% of base salary, instead of the 100% target established by the Committee and included in the existing MICP.

PROPOSED AMENDMENTS

  The Board is now seeking approval by the stockholders of further amendments to the MICP as set forth in the Amended and Restated Annual MICP ("Amended MICP"), as more fully described below. The following summaries of the proposed amendments to the MICP, and the Amended MICP are qualified in their entirety by reference to the full text of the Amended MICP, as set forth in Appendix A hereto.

  Subparts of MICP. The Amended MICP consists of two subparts (i) the Annual Incentive Plan, under which annual incentive awards are based upon the achievement of one year goals; and (ii) the Performance Share Plan, pursuant to which participants are granted deferred compensation units in the form of performance shares which are payable in cash or shares of Common Stock upon a subsequent payment date.

  Annual Incentive Plan. The Non-Equity Subplan of the MICP will be renamed the "Annual Incentive Plan". Awards thereunder will be based entirely on the achievement of one year goals, with each plan year to run from January 1 to December 1. Overall or selected sales growth would be added to the existing factors as a performance measure under the Corporate Performance Subplan. The target awards under the Corporate Performance Subplan would be set by the Committee as percentages of base salary which percentages may differ from participant to participant and from year to year. This would enable the Committee to more appropriately encourage and award performance of individuals who might hold the same officer's title, but have different potential for contribution to the Company in a given year. Under the Amended MICP, target awards will be set annually by the Committee, rather than having such target awards, specified in the plan document.

  Key Contributor Plan. This Subplan of the MICP will be discontinued under the Amended MICP and awards of the type previously issued under this Subplan will instead be made under the Stock Plan of 1994 or, after December 31, 1998, under the Stock Plan of 1999, if approved by the stockholders. See ITEM 3. APPROVAL OF THE STOCK PLAN OF 1999.

  Performance Share Plan. The Amended MICP would divide the Performance Share Plan into two subplans - the Performance Share Plan I ("Plan I") and the Performance Share Plan II ("Plan II"). Awards under the Annual Incentive Plan would be paid partly in cash and partly in performance share units. A performance share is a unit of deferred compensation, equal in value to one share of Company Common Stock. The proposed Plan I would be essentially the same as the Performance Share Plan currently in place under the MICP. Participants under Plan I would be the Chief Executive Officer, President, Vice Chairman, Executive Vice Presidents and such other senior officers as the Committee selects, as well as certain producers of the Company or its Subsidiaries. The MICP Amendment would add Plan II. Plan II would provide that each person who receives an award under the MICP and is not otherwise participating in that year in Plan I, will automatically be a participant in Plan II. Participants in Plan II will receive a portion of their MICP annual incentive award in performance shares. Under Plan II the percentage of the award received in the form of performance shares would depend upon the total amount of the award. If the MICP award earned in a year is less than $20,000, 15% of the award would be paid in performance shares under Plan II. If the award is $20,000 or more, 25% of the award would be paid in performance shares. Plan I includes a 30% "gross-up" in the number of shares awarded to reflect the increased risk of volatility in the stock price, particularly during the deferral period, as well as, lack of liquidity and marketability. Plan II does not provide for a "gross-up" award. Participants in Plan I may elect to receive an additional portion of their MICP in performance shares. Plan II does not provide for such an election. Dividend equivalents would be credited to participants' accounts under both Plan I and Plan II.

SUMMARY OF THE AMENDED MICP

  General. The purpose of the Amended MICP is to motivate the participants to perform in a way that will enable the Company and its subsidiaries to reach its short-term and long-term goals. As of March 1, 1998, there were approximately 240 persons eligible to participate in the Amended MICP.

  The Amended MICP authorizes the granting of awards ("Awards") to officers and other key employees of the Company whose judgments, decisions, and actions have a discernible impact on the profitability of the Company. Independent producers who sell products of the Company or its subsidiaries may also participate in the Amended MICP. Participation in the Amended MICP will be based on recommendation of Company management and subject to the approval of the Compensation Committee. Awards may be in the form of cash and/or performance shares.

  The aggregate number of shares of Common Stock reserved and available to be used as a basis of measurement for or to determine the value of an Award under the Amended MICP is 1,500,000, subject to adjustment as provided in the Amended MICP. No more than 100,000 shares may be awarded to a participant in a calendar year.

  Administration. The Amended MICP will be administered by the Committee of the Board of Directors. The Committee has the power, authority and discretion to designate participants; approve the amount, if any, to be paid to a participant; and to construe and interpret the Amended MICP. The Committee may, in its discretion, delegate its general administrative duties to an officer, employee or committee composed of officers or employees of the Company, but may not delegate its authority to interpret or construe the Amended MICP or approve awards.

  Annual Incentive Plan. The Annual Incentive Plan shall include the Corporate Performance Subplan and the Individual Performance Subplan. Awards will be based entirely on the achievement of one-year goals. The plan year will run from January 1 to December 31. Thresholds established by the Committee must be met before any award may be made under this plan. Awards may be paid in cash and/or performance shares.

  The Corporate Performance Subplan will be based solely on the achievement of objective corporate performance goals. The awards under this subplan will be determined on the basis of one or more of the following measures of corporate performance to be used alone or in combination, for the Company as a whole or for any division or business unit: (a) return on equity (b) overall or selected premium or sales growth, (c) stock performance, (d) expense efficiency ratios (ratio of expenses to premium income), (e) earnings per share, (f) market share, (g) revenue, (h) customer service measures or indices, (i) underwriting efficiency and/or quality, and (j) persistency factors. Measurement of the Company's performance against such corporate goals established by the Committee shall be objectively determinable, and to the extent such goals are expressed in standard accounting terms, performance will be measured in accordance with generally accepted accounting principles. The Committee will have the right for any reason to reduce or eliminate, but not increase, any award to be made under the Corporate Performance Subplan. The Committee will establish, at the beginning of each plan year, performance goals, target awards, and any formula for payouts in excess of targets based on achievement of measurable goals. The target awards will be set as a percentage of base salary and may differ from participant to participant and from year to year.

  The Individual Performance Subplan will be based on an individual's contribution to the business of the Company as determined by the Committee. The contribution may be assessed on non-objective and objective measures. The Committee will determine target awards and limits on payouts in excess of targets, if any. The target awards will be set by the Committee as percentages of base salary and may differ from participant to participant and year to year. Awards under the Individual Performance Plan will not be contingent on the failure to achieve performance goals set under the Corporate Performance Subplan.

  Acceleration Upon Certain Events. Change in Control. In the event of a Change in Control, the Committee will determine the Annual Incentive Plan awards for each participant that would have been earned if the plan year had ended on the date of the Change in Control, based on actual performance through the date of the Change in Control (the "Vested Awards"). Thereafter
(a) each participant who is in active employment at the end of the plan year shall be entitled to the greater of his or her Vested Award and an award based on actual performance for the entire plan year; (b) if the MICP is terminated during a plan year after the date a Change in Control occurs, each participant who is in active employment at the time of such termination shall be entitled to the greater of his or her Vested Award and an award based on actual performance through the date of termination of the plan; and (c) if a participant's employment is terminated without Cause by the Company during a plan year after the Change in Control occurs, such participant shall be entitled to the greater of his or her Vested Award and an award based on actual performance through the date of termination of employment.

  Performance Share Plan. The Performance Share Plan shall include two subplans: Performance Share Plan I and Performance Share Plan II. These subplans may be set forth in one or more separate subplan documents approved and amended from time to time by the Committee. Performance Share Plan I shall be applicable to senior officers and producers selected by the Committee on the recommendation of the Chief Executive Officer. Performance Share Plan II is applicable to all other persons who receive annual incentive awards under the MICP who are not participating in Performance Share Plan I in that year.

  Performance Share Plan I The Chief Executive Officer, Vice Chairman, Executive Vice Presidents, and such other senior officers selected by the Committee will participate in Performance Share Plan I. Certain producers of the Company or its subsidiaries may also be participants in Performance Share Plan I. The officers who are participants have company stock ownership requirements. They are required to receive a portion of their MICP annual incentive awards in performance shares based on the following table:

                                                               PERCENT PAID IN
      MICP INCENTIVE EARNED                                   PERFORMANCE SHARES
      ---------------------                                   ------------------
      Less than $100,000.....................................       25.0%
      $100,000 - $249,999....................................       37.5%
      $250,000 or more.......................................       50.0%

  Participants may elect to receive any portion or all of their MICP awards above the required percentages in performance shares. The number of performance shares to be awarded to any participant under this subplan is determined by dividing the amount of the MICP award being paid in performance shares by the Fair Market Value of a share of the Company's Common Stock on the date the amount of the award is being determined, and then dividing that number by .70. This 30% "gross-up" is intended to reflect the increased risk of the volatility of stock price particularly during the deferral period, as well as lack of liquidity and marketability. The shares attributable to the gross-up factor are subject to risk of forfeiture during the three year period following the award. The remaining performance shares are not subject to risk of forfeiture. Participants may elect to extend athe deferral period for payment of performance shares asset forth in the Amended Plan. Dividend equivalents will be credited to the participant's accounts during the period of deferral.

  PERFORMANCE SHARE PLAN II. Each person receiving an annual incentive award under the MICP who is not otherwise participating in Performance Share Plan I in that year, shall automatically be a participant in Performance Plan Share
II. The participants in this subplan are required to receive a percentage of their annual award in performance shares as set forth below. The number of performance shares to be awarded to any participant is determined by dividing the amount of the MICP award being paid in performance shares by the Fair Market Value of a share of Company common stock on the date the amount of the MICP award is determined. Participants may elect to extend the deferral period for payment of performance shares as set forth in the Amended MICP. Participant accounts will be credited with dividend equivalents during the period of deferral.

                                                               PERCENT PAID IN
      MICP INCENTIVE EARNED                                   PERFORMANCE SHARES
      ---------------------                                   ------------------
      Less that $20,000.....................................          15%
      $20,000 or more.......................................          25%

  Limitations on Transfer. No grants or awards under the Amended MICP may be transferred or assigned in any manner.

CERTAIN FEDERAL INCOME TAX EFFECTS

  Based on the Company's interpretation of existing federal tax law, including the regulations under Code Section 162(m), it is intended that annual incentive MICP awards under the Corporate Performance Subplan would satisfy the requirements of "performance-based" compensation and would be fully deductible by the Company. The portion, if any, of an MICP award to a Covered Employee that does not qualify as performance-based compensation under Code
Section 162(m) (such as certain awards under the Individual Performance Plan and certain related portions of awards under the Performance Share Plan) could be non-deductible by the Company, in whole or in part, depending on such Covered Employee's total compensation in the applicable year. Awards under the Corporate Performance Subplan or the Individual Performance Subplan will be taxable to the participant in the year received, except to the extent such awards are taken in the form of performance shares under the Performance Share Subplan. Awards under the Performance Share Subplan will be taxable to the participant in the earlier of the year received or the year such awards become available to the participant. In each case, subject to Code Section 162(m) restrictions if applicable, the Company will be entitled to a deduction in the year that the participant recognizes income.

BENEFITS TO NAMED EXECUTIVE OFFICERS AND OTHERS

  Since future annual cash incentive awards under the MICP will be based on the achievement of performance goals, the performance of which has not been completed, it is not presently possible to determine, with respect to (i) the executive officers named in the Summary Compensation Table, (ii) all current executive officers as a group, or (iii) all employees, including all current officers who are not executive officers, as a group, either the benefits or amounts that will be received by such persons or groups pursuant to the MICP, as proposed to be amended, or the benefits or amounts that would have been received by such persons or groups if the MICP, as proposed to be amended, had been in effect during fiscal year 1997.

ADDITIONAL INFORMATION

  The affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote at the meeting on this proposal will constitute approval of the Amended and Restated MICP. If not so approved by the stockholders, the proposed amendments to the Amended and Restated MICP will not become effective.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDED AND RESTATED ANNUAL MANAGEMENT INCENTIVE COMPENSATION PLAN OF 1994.

                  ITEM 3. APPROVAL OF THE STOCK PLAN OF 1999

  The Company currently maintains the Provident Life and Accident Insurance Company Stock Plan of 1994 (the "1994 Stock Plan"), under which stock options, stock appreciation rights and restricted stock may be awarded to employees and directors of the Company and producers of business for the Company. There are currently 2,152,545 shares remaining available for awards under the 1994 Stock Plan which terminates by its terms on December 31, 1998. On March 26, 1998, the Board of Directors adopted the Provident Companies, Inc. Stock Plan of 1999 (the "Stock Plan"), subject to approval thereof by the stockholders at the Annual Meeting. The Company has reserved 4,000,000 shares of its Common Stock for issuance in connection with options and awards under the Stock Plan. If approved by the stockholders at the Annual Meeting, the Stock Plan will be effective as of January 1, 1999.

  A summary of the Plan is set forth below. The summary is qualified in its entirety by reference to the full text of the Stock Plan, which is attached to this Proxy Statement as Appendix B.

GENERAL

  The purpose of the Stock Plan is to promote the success, and enhance the value, of the Company by linking the personal interests of employees, officers, producers and directors to those of the stockholders, and by providing such persons with an incentive for outstanding performance. As of March 1, 1998, there were approximately 300 persons eligible (not including producers, of whom the Company expects no more than 50 to participate in any one year) to participate in the Stock Plan.

  The Stock Plan authorizes the granting of awards ("Awards") to employees, officers, consultants (including producers) and directors of the Company or its affiliated companies in the following forms: (i) options to purchase shares of Common Stock ("Options"), which may be incentive stock options or non - qualified, (ii) stock appreciation rights ("SARs"); (iii) restricted stock ("Restricted Stock"); and (iv) dividend equivalents ("Dividend Equivalents").

  Pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Company may not deduct compensation in excess of $1 million paid to the Chief Executive Officer and the four next most highly compensated executive officers of the Company. The Stock Plan is designed to comply with Code Section 162(m) so that the grant of Options and SARs under the plan, and other Awards that are conditioned on the performance goals described in
Section 13.13 of the plan, will be excluded from the calculation of annual compensation for purposes of Code Section 162(m) and will be fully deductible by the Company.

  Subject to adjustment as provided in the Stock Plan, the aggregate number of shares of Common Stock reserved and available for Awards or which may be used to provide a basis of measurement for or to determine the value of an Award (such as with a SAR) is 4,000,000, of which no more than 20% may be granted in the form of restricted stock awards. The maximum number of shares of Common Stock with respect to one or more Options and/or SARs that may be granted during any one calendar year under the Stock Plan to any one participant is 1,000,000. The maximum Fair Market Value (measured as of the date of grant) of any Awards other than Options and SARs that may be received by a participant (less any consideration paid by the participant for such Award) during any one calendar year under the Stock Plan is $10,000,000.

ADMINISTRATION

  The Stock Plan will be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee") or, at the discretion of the Board from time to time, the Plan may be administered by the Board. The Committee has the power, authority and discretion to designate participants; determine the type or types of Awards to be granted to each participant and the terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Stock Plan; and make all other decisions and determinations that may be required under, or as the Committee deems necessary or advisable to administer, the Stock Plan. During any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee under the Plan.

AWARDS

  Stock Options. The Committee is authorized to grant Options, which may be incentive stock options ("ISOs") or non - qualified stock options ("NSOs"), to participants. All Options will be evidenced by a written Award Agreement between the Company and the participant, which will include such provisions as may be specified by the Committee. The terms of any ISO must meet the requirements of Section 422 of the Code.

  Stock Appreciation Rights. The Committee may grant SARs to participants. Upon the exercise of a SAR, the participant has the right to receive the excess, if any, of: the Fair Market Value of one share of Common Stock on the date of exercise, over the grant price of the SAR as determined by the Committee, which will not be less than the Fair Market Value of one share of Common Stock on the date of grant in the case of any SAR related to an ISO. All awards of SARs will be evidenced by an Award Agreement, reflecting the terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of the SAR, as determined by the Committee at the time of grant.

  Restricted Stock Awards. The Committee may make awards of Restricted Stock to participants, which will be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends, if any, on the Restricted Stock).

  Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to participants subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents entitle the participant to receive payments equal to dividends with respect to all or a portion of the number of shares of Common Stock subject to an Award, as determined by the Committee. The Committee may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional shares of Common Stock, or otherwise reinvested.

  Performance Goals. The Committee may determine that any Award will be determined solely on the basis of (a) the achievement by the Company, or an individual or a business unit of the Company or a parent or subsidiary, of a specified target with respect to, or target growth in, any of the following areas: (i) return on equity or on assets, (ii) overall or selected premium or sales growth, (iii) revenues, net income or earnings per share, (iv) expense efficiency ratios (ratio of expenses to premium income), (v) customer service measures or indices, (vi) underwriting efficiency and/or quality, (vii) market share, or (vii) persistency factors, or (b) the Company's or a parent's or subsidiary's stock performance, or (c) any combination of the goals set forth in any of (a) or (b) above. If an Award is made on such basis, the Committee must establish goals prior to the beginning of the period for which such performance goal relates (or such later date as may be permitted under Code
Section 162(m)), and the Committee may for any reason reduce or eliminate (but not increase) any Award, notwithstanding the achievement of a specified goal. Any payment of an Award granted with performance goals will be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.

  Limitations on Transfer; Beneficiaries. No unexercised or restricted Award will be assignable or transferable by a participant other than by will or the laws of descent and distribution or, except in the case of an ISO, pursuant to a qualifying domestic relations order; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an ISO to fail to be described in Code
Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable Awards. A participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any Award upon the participant's death.

  Acceleration Upon Certain Events. Upon the participant's death, retirement or disability, all outstanding Options, SARs, and other Awards in the nature of rights that may be exercised will become fully exercisable and all restrictions on outstanding Awards will lapse. Any Options or SARs will thereafter continue or lapse in accordance with the other provisions of the Stock Plan and the Award Agreement. In the event of a Change in Control of the Company (as defined in the Stock Plan), all outstanding Options, SARs, and other Awards in the nature of rights that may be exercised will become fully vested and all restrictions on all outstanding Awards will lapse. In the event of the occurrence of any circumstance, transaction or event not constituting a Change in Control as defined in the Stock Plan but which the Board of Directors deems to be, or to be reasonably likely to lead to, an effective change in control of the Company, the Committee or the Board may in its sole discretion declare all outstanding Options, SARs, and other Awards in the nature of rights that may be exercised to become fully vested, and/or all restrictions on all outstanding Awards to lapse, in each case as of such date as the Committee or the Board may, in its sole discretion, declare, which may be on or before the consummation of such transaction or event.

TERMINATION AND AMENDMENT

  With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Stock Plan without stockholder approval; provided, however, that the Committee may condition any amendment on the approval of stockholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations. No termination, amendment, or modification of the Stock Plan may adversely affect any Award previously granted under the Stock Plan, without the written consent of the participant.

CERTAIN FEDERAL INCOME TAX EFFECTS

  Non-qualified Stock Options. Under present federal income tax regulations, there will be no federal income tax consequences to either the Company or the participant upon the grant of a non-discounted NSO. However, the participant will realize ordinary income on the exercise of the NSO in an amount equal to the excess of the Fair Market Value of the Common Stock acquired upon the exercise of such option over the exercise price, and the Company will receive a corresponding deduction (subject to the provisions of Section 162(m) of the Code). A subsequent sale or exchange of such shares will result in gain or loss measured by the difference between (i) the exercise price, increased by any compensation reported upon the participant's exercise of the option, and
(ii) the amount realized on such sale or exchange. Such gain or loss will be capital in nature if the shares were held as a capital asset and will be long-term if such shares were held for the applicable long-term capital gain holding period.

  Incentive Stock Options. Under present federal income tax regulations, there will be no federal income tax consequences to either the Company or the participant upon the grant of an ISO or the exercise thereof by the participant. If the participant holds the shares of Common Stock for the greater of two years after the date the Option was granted or one year after the acquisition of such shares of Common Stock (the "required holding period"), the difference between the aggregate exercise price and the amount realized upon disposition of the shares of Common Stock will constitute a capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the shares of Common Stock are disposed of in a sale, exchange or other "disqualifying disposition" during the required holding period, the participant will realize taxable ordinary income in an amount equal to the excess (if any) of the Fair Market Value of the Common Stock purchased at the time of exercise (or, if less, the amount realized on the disposition of the shares) over the aggregate exercise price, and the Company will be entitled to a federal income tax deduction equal to such amount (subject to the provisions of Section 162(m) of the Code). Upon exercise of an ISO, the participant may be subject to alternative minimum tax on certain items of tax preference. If an ISO is exercised at a time when it no longer qualifies as an incentive stock option, the option will be treated as an NSO.

  SARs. Under present federal income tax regulations, a participant receiving a non-discounted SAR will not recognize income, and the Company will not be allowed a tax deduction, at the time the Award is granted.

When a participant exercises the SAR, the amount of cash and the Fair Market Value of any shares of Common Stock received will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to the Company.

  Restricted Stock. Under present federal income tax regulations, and unless the participant makes an election to accelerate recognition of the income to the date of grant, a participant receiving a Restricted Stock Award will not recognize income, and the Company will not be allowed a tax deduction, at the time the Award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the Common Stock, and the Company will be entitled to a corresponding tax deduction at that time.

BENEFITS TO NAMED EXECUTIVE OFFICERS AND OTHERS

  As of March 1, 1998, no awards had been granted or approved for grant under the Stock Plan. Any future awards will be made at the discretion of the Committee. Therefore, it is not presently possible to determine with respect to (i) the executive officers named in the Summary Compensation Table, (ii) all current executive officers, as a group, (iii) all current directors who are not executive officers, as a group, or (iv) all employees, including all current officers who are not executive officers, as a group, either the benefits or amounts that will be received by such persons or groups pursuant to the Stock Plan or the benefits or amounts that would have been received by such persons or groups under the Stock Plan if it had been in effect during the last fiscal year.

ADDITIONAL INFORMATION

  The closing price of the Common Stock, as reported by the New York Stock Exchange on March 26, 1998, was $36.25.

  The affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote at the meeting on this proposal will constitute approval of the Stock Plan.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE STOCK PLAN OF 1999.

                       ITEM 4. APPROVAL OF NON-EMPLOYEE
                      DIRECTOR COMPENSATION PLAN OF 1998

  On February 11, 1998, the Board adopted the Provident Companies, Inc. Non-Employee Director Compensation Plan of 1998 (the "Plan"), subject to shareholder approval at the 1998 Annual Meeting of the Company. In conjunction with the Plan, the Board also established a stock ownership target for each director of 10,000 shares of the Company's common stock to be met within the next five years.

BACKGROUND AND PURPOSE

  In 1997, the Board began a review of its director compensation structure and current developments in Board compensation, criteria for Board membership and evaluation of Board performance. It designated a working group from the Board (the "Special Committee") to research and develop appropriate policies on these issues. The Special Committee worked with consultants and compensation professionals of the Company to establish a director compensation program based on certain guiding principles. The intent was to develop a plan that:

  . aligns the interests of directors, executives and shareholders in support of the Company's strategic objectives;

  . provides a fair level of compensation for committed, capable contribution;

  .  is progressive but not in the highest percentiles;

  .  meets the diverse needs of Board members;

  .  is straightforward and easy to understand; and

  . integrates a number of the best practices for board compensation (as outlined in the 1995 Report of the National Association of Corporate Directors Blue Ribbon Commission on Director Compensation) and contributes to continuing Board development.

  The Special Committee also reviewed director compensation plans from other insurance companies and selected a comparison group of 12 other insurance companies considered as being useful comparables. The Special Committee made interim reports to the Board in July and October 1997 and a final report was presented in January 1998 at which time the Board adopted the proposed Plan. The Special Committee is continuing to develop criteria for Board membership and a method for evaluation of the Board's performance, and anticipates that these will be in place for use during the 1998 Board year.

  Non-employee directors currently receive an annual retainer from the company and certain of its subsidiaries, retainers for serving on committees, and meeting fees, with $5,000 of the annual retainer paid in the form of Common Stock of the Company. Certain directors also receive stock options in lieu of payments made under the existing retirement benefits program (the "Retirement Program"). For a discussion of the current arrangement and the Retirement Program, see "Compensation of Directors". If the Plan is approved at the Annual Meeting, the annual retainer to be paid for the 1998 Board year will be $80,000, which is higher than the value of the current retainers, fees and option awards. This proposed increase is based on the findings of the Special Committee that the value of the average director compensation paid by the Company during 1996 was near the average director compensation reported by the companies in its comparison group for 1996, but was generally weighted towards cash compensation, rather than compensation in forms of equity instruments, which the Board regards as the current trend in aligning the Board's interest with stockholder interest.

  The Special Committee recognized that the valuation of a company's total compensation for directors varies based upon stock prices used in valuing the various equity-oriented components. The Special Committee sought information from the comparison group that would place the Company's annual retainer above the 50th percentile but not in the top quarter. Based on an average of representative stock prices, the Special Committee believes the proposed annual retainer of $80,000 would approximate director compensation in the Company's comparison group generally between the 65th and 70th percentiles. The Special Committee also recognized that the Company's proposed director compensation plan relative to that of its comparison group may vary from year to year in percentile relationship because of different approaches to the use of equity components and alternative elections that may exist among the companies' plans, as well as the effect of differing stock prices relative to the components and director elections of the other companies in the comparison group at given points in time.

  A principal feature of the proposed Plan is the increased availability of equity ownership by directors. If the Plan is approved by the stockholders, committee retainers and meeting fees for non-employee directors will be eliminated. Instead, one annual retainer will be paid, which for the 1998 Board year will be $80,000. If approved, the Plan would permit directors who are not employees of the company or its subsidiaries to elect on an annual basis to receive up to 100% of the annual retainer in the form of either (i) options to acquire Common Stock ("Options") or (ii) rights to receive Common Stock in the future ("Deferred Share Rights" or "DSRs"). A participant may not elect to receive both Options and DSRs in any one plan year. Any amount of the annual retainer not elected to be received in the form of Options or DSRs will be paid to the participant in cash. The ultimate financial return a director receives from any election that includes either Options or DSRs could be higher or lower than if the same amount had been taken in cash, depending on the director's individual election and the performance of the Company's Common Stock. This equity participation means that the non-employee directors will share in the risk related to the Company's performance as the other stockholders do.

  In addition, if the Plan is adopted, the Retirement Program will be eliminated and participants will be required to convert the net present value accrued thereunder to Options or DSRs under the Plan. This aspect of the Plan reflects the Board's desire to eliminate retirement-type benefits for directors and to increase their stock ownership, further aligning their interests with those of the Company's stockholders.

  The number of Options issued under the Plan on any date will be determined by reference to a percentage determined by the Committee from time to time as being the fair value of an Option relative to a share of Common Stock (the "Option Valuation Percentage"). Options granted by the Company to directors in connection with the director retirement benefits program have, over the past four years, been valued using a Black-Scholes valuation method. The option valuation has varied over this period, but generally ranged between 30.5-39.5% of the market price of the Common Stock. Consequently, the Special Committee recommended, and the Board approved, an initial Option Valuation Percentage of 33% for Options granted under the Plan. The Committee may change the Option Valuation Percentage prior to the beginning of any plan year if it believes that another percentage better represents the value of Options in relation to the then-current market value of the Common Stock; provided, however, that the Option Valuation Percentage may not be less than 30%.

  The number of DSRs granted under the Plan on any date will be calculated to recognize a discount of 10% off the fair market value of the Common Stock on the date of grant. This discount is intended to reflect the lack of liquidity of the DSRs over the deferral period and the risk associated with the fact that DSRs are unfunded and unsecured obligations of the Company to grant Common Stock to the participant in the future.

SUMMARY OF THE PLAN

  A summary of the Plan is set forth below. The summary is qualified in its entirety by reference to the full text of the Plan, which is attached to this Proxy Statement as Appendix C.

  The Company has reserved 500,000 shares of its Common Stock for issuance in connection with the Plan, which may be authorized and unissued shares or treasury shares. If approved by the stockholders at the Annual Meeting, the Plan will be effective as of as of its adoption by stockholders.

  The purpose of the Plan is to attract, retain and compensate highly-qualified individuals who are not employees of the Company or any of its subsidiaries or affiliates for service as members of the Board by providing them with an opportunity to increase their ownership interest in the Common Stock. The Company intends that the Plan will benefit the Company and its stockholders by allowing non-employee directors to have a personal financial stake in the Company through an ownership interest in the Common Stock and will closely associate the interests of non-employee directors with that of the Company's stockholders. As of March 1, 1998, there were 10 directors standing for re-election who are eligible to participate in the Plan.

ADMINISTRATION

  The Plan will be administered by the Compensation Committee of the Board. Subject to the provisions of the Plan, the Committee will be authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan; provided, however, that the Committee will have no discretion with respect to the eligibility or selection of non-employee directors to receive awards under the Plan, the number of shares subject to any such awards or the time at which any such awards are to be granted.

TERMS OF THE PLAN

  Pursuant to the Plan, a non-employee director of the Company may elect on or before the election date for a plan year to receive up to 100% of his or her annual retainer in the form of either Options or DSRs. A participant may not elect to receive both Options and DSRs in any one plan year. Any amount of the annual retainer not elected to be received in the form of Options or DSRs will be paid to the participant in cash. In addition, if each non-employee director having an accrued account balance in the Retirement Program as of the effective date of the Plan will be required to convert the net present value of such account either 100% to Options or 100% to DSRs, in accordance with the same procedures described in the Plan with respect to annual retainer elections.

STOCK OPTIONS

  Election to Receive Options. Options will be granted to each non-employee director who, during the applicable election period, filed with the Committee a written irrevocable election to receive Options as payment of some or all of such non-employee director's annual retainer payable in the following plan year. Such Options will be granted on the date the annual retainer for such plan year is otherwise payable.

  Number of Options. The number of Shares subject to an Option granted pursuant to the Plan will be the number of whole shares equal to (i) the dollar amount of the annual retainer that the non-employee director elects will be payable in the form of Options, divided by (ii) the Option Valuation Percentage times the Fair Market Value per share of Common Stock on the grant date. In determining the number of shares subject to an Option, shares will be rounded to the nearest 100 shares. For example, a non-employee director electing to receive $50,000 of his or her annual retainer in the form of Options (at a time when the Option Valuation Percentage is 33% and the fair market value per share of Common Stock is $36) would be granted 4,200 Options with an exercise price of $36 as payment of the $50,000 compensation. $50,000 divided by 33% of $36 FMV = 4,200 Options granted (rounded to the nearest 100 shares). The ultimate value of these Options will depend on the performance of the Common Stock.

  Exercise Price. The exercise price paid per share under each Option granted under the Plan will be the Fair Market Value (as defined) per share on the grant date.

  Exercise of Options. An Option, or portion thereof, may be exercised in whole or in part only with respect to whole shares. Each Option will be fully exercisable on the first anniversary of the date of grant or on the earlier death, disability or retirement of the participant or the occurrence of a change in control of the Company (as defined in the Plan). Each Option will remain exercisable for 10 years from the grant date; provided, however, that
(i) if a participant terminates his or her service as a director for any reason after four years of service on the board, or due to retirement, death or disability, his or her unexercised Options will expire on the earlier of the original expiration date of the Option or the fifth anniversary of such termination of service; and (ii) if a participant has served as a director for fewer than four years and terminates his or her service as a director for any reason other than retirement, death or disability, his or her unexercised Options will expire on the date of such termination of service.

  Transferability of Options. No Option will be assignable or transferable by the Optionee other than by will or the laws of descent and distribution or to
(i) one or more of the following family members of the Optionee: spouse, former spouse, child (whether natural or adopted), stepchild, any other lineal descendent of the Optionee; (ii) a trust, partnership or other entity established and existing for the sole benefit of, or under the sole control of, one or more of the above family members of the Optionee, or (iii) any other transferee specifically approved by the Committee after taking into account any state or federal tax, securities or other laws applicable to transferable Options (collectively, a "Permitted Transferee"). An Option transferred to a Permitted Transferee will not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution and such Options will continue to be subject to all the terms and conditions of the Option as applicable to the original Optionee (other than the ability to further transfer the Option).

DEFERRED SHARE RIGHTS

  Election to Receive DSRs. DSRs will be granted to each non-employee director who, during the applicable election period, filed with the Committee a written irrevocable election to receive DSRs as payment of some or all of such non-employee director's annual retainer payable in the following plan year. Such DSRs will be granted on the date the annual retainer for such plan year is otherwise payable.

  Number of DSRs. The number of DSRs granted will be the number of whole shares equal to (i) the dollar amount of the annual retainer that the non-employee director elects will be payable in the form of DSRs, divided by (ii) 90% of the fair market value per share of Common Stock on the grant date. In determining the number of DSRs, any fraction will be rounded to the next highest whole number of DSRs. For example, a non-employee director electing to defer $50,000 of his or her annual retainer (at a time when the fair market value per share of Common Stock is $36) would be granted 1,544 DSRs. $50,000 divided by (90% of $36 FMV) = 1,544 DSRs granted (rounded to the next highest whole number). The ultimate value of these DSRs will depend on the performance of the Common Stock.

  Nature of Deferred Share Rights. Each DSR constitutes the right to receive one share of Common Stock on the earlier of (i) the participant's termination of service as a director or (ii) another designated date at least three years after the date of such deferral election (in either case, the "Deferral Termination Date"). The participant may, at least one year in advance of the original Deferral Termination Date, designate a later Deferral Termination Date. Pursuant to the election form, the participant will elect whether the shares of Common Stock will be (a) granted within 30 days after the Deferral Termination Date or (b) granted in approximately equal annual installments of shares over a period of three, five or seven years (as the participant may elect) after the Deferral Termination Date. No shares of Common Stock will be issued until the applicable payment date(s). The participant will have no rights as a stockholder with respect to the DSRs, and the DSRs will be unsecured. The Board may accelerate the settlement of all or a portion of a participant's DSRs on account of financial hardship, subject to certain conditions described in the Plan.

  Deferred Dividend Account. If any dividends or other rights or distributions of any kind ("Distributions") are distributed to holders of Common Stock during the deferral period but prior to the participant's termination of service, an amount equal to the cash value of such Distributions on their distribution date, as such value is determined by the Committee, will be credited to a deferred dividend account for the participant, as follows: the account will be credited with the right to receive shares of Common Stock having a Fair Market Value as of the date of the distribution equal to the cash value of the distribution. The Company will issue such shares to the participant within 30 days after the participant's Deferral Termination Date. If a Distribution is made after the participant's Deferral Termination Date but prior to the settlement in full of the participant's DSRs, an amount equal to the cash value of such Distribution pertaining to any outstanding DSRs will be converted into shares of Common Stock equivalent in value to the Distribution (based on the Fair Market Value as of the date of Distribution) and such shares will be issued to the participant as soon as practical after the date of the distribution.

  Transferability of DSRs. DSRs will not be assignable or transferable by the participant other than by will or the laws of descent and distribution. No right or interest in the DSRs or in the deferred dividend account will be subject to liability for the debts, contracts or engagements of the participant or will be subject to disposition by any means, and any attempted disposition thereof will be null and void and of no effect.

TERMINATION AND AMENDMENT

  The Plan will remain in effect for five years from its effective date, unless earlier terminated. The Committee may terminate or suspend the Plan at any time, without stockholder approval. The Committee may amend the Plan at any time and for any reason without stockholder approval; provided, however, that the Committee may condition any amendment on the approval of stockholders if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations. No termination, modification or amendment of the Plan may, without the consent of a participant, adversely affect the participant's rights under a previously-granted award.

ADJUSTMENTS

  If the Committee determines that any distribution, recapitalization, reclassification, stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or other similar corporate transaction or event, in the Committee's sole discretion, affects the Common Stock such that an adjustment is determined to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an award thereunder, the Committee may adjust the number and type of shares (or other securities or property) which may be granted under the Plan (including, but not limited to, adjustments of the maximum number and kind of securities which may be issued). In the event of any corporate transaction or similar event which results in shares of Common Stock being exchanged for or converted into cash, securities or other property (including securities of another corporation), all DSRs granted under the Plan will become the right to receive such cash, securities or other property, and there will be substituted on an equitable basis for each share of Common Stock then subject to an Option the consideration payable with respect to the outstanding shares of Common Stock in connection with such corporate transaction or event, all without any change in the aggregate purchase price for the shares then subject to the Option.

CERTAIN FEDERAL INCOME TAX EFFECTS

  Cash Payments. A participant receiving some or all of the annual retainer in cash will recognize ordinary income equal to the cash amount received, and the Company will be entitled to a corresponding tax deduction at that time.

  Options. Under present federal income tax regulations, there will be no federal income tax consequences to either the Company or the participant upon the grant of an Option under the Plan. However, the participant will realize ordinary income on the exercise of the Option in an amount equal to the excess of the Fair Market Value of the Common Stock acquired upon the exercise of such Option over the exercise price, and the Company will receive a corresponding deduction. A subsequent sale or exchange of such shares will result in gain or loss measured by the difference between (i) the exercise price, increased by any compensation reported upon the participant's exercise of the Option, and (ii) the amount realized on such sale or exchange. Such gain or loss will be capital in nature if the shares were held as a capital asset and will be long-term if such shares were held for the applicable long-term capital gain holding period.

  DSRs. Under present federal income tax regulations, a participant receiving a DSR (a right to receive stock in the future) will not recognize income, and the Company will not be allowed a tax deduction, at the time such right is granted. When the stock is actually granted or the participant otherwise has the right to receive such stock, the participant will recognize ordinary income equal to the fair market value of the stock, and the Company will be entitled to a corresponding tax deduction at that time.

BENEFITS TO NON-EMPLOYEE DIRECTORS

  Only non-employee directors of the Company are entitled to participate in the Plan. The following table shows the benefits that would accrue under the plan in 1998 to the 10 non-employee directors who are standing for re-election, if the Plan is approved by the stockholders assuming that all directors elect to convert account balances under the Retirement Program and receive their 1998 annual retainer as all Options or all DSRs.

               NAME AND POSITION                      DOLLAR VALUE ($) NO. OF OPTIONS / DSRS
               -----------------                      ---------------- ---------------------
   All non-employee directors, as a Group (10          $1,284,148(1)    108,100 Options(2)
    persons)........................................                            or
                                                                           39,634 DSRs(2)

--------
(1) Assumes an annual retainer of $80,000 for 1998 and accrued account balances under the Retirement Program of $484,148 in the aggregate.
(2) Assumes that all participants elect to receive 100% in Options or alternatively 100% in DSRs, and a Fair Market Value of $36.00 per share of Common Stock on the grant date. The initial valuation for Options for the 1998 Board year is 33% of the current market price of the Common Stock. The Plan permits the Committee to change the Option Valuation Percentage prior to the commencement of each Board year if the Committee believes that another percentage better represents the value of Options in relation to current market value of the Common Stock; provided, however, that the Committee may not establish an Option Valuation Percentage of less than 30%.

ADDITIONAL INFORMATION

  The closing price of the Common Stock on the New York Stock Exchange on March 26, 1998, was $36.25 per share. The Plan requires stockholder approval to become effective. The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the meeting on this proposal and the affirmative vote of a majority of the shares entitled to vote at the meeting other than shares held by or voted under the control of non-employee directors, will constitute stockholder approval of the Non-Employee Director Compensation Plan of 1998.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE NON-EMPLOYEE DIRECTOR COMPENSATION PLAN OF 1998.

                     REPORT OF THE COMPENSATION COMMITTEE

  The Compensation Committee of the Board of Directors (the "Committee") is composed entirely of non-employee directors. The Committee is responsible for establishing and administering the Company's executive compensation programs. This report addresses the Company's compensation policies and practices, and the Committee's decisions regarding 1997 compensation and long-term incentive as they affected the Chief Executive Officer and the four other most highly paid executive officers of the Company (the five individuals collectively called the "Named Executive Officers"). These policies and practices also generally affect the compensation of the Company's other officers and high level executives.

                        EXECUTIVE COMPENSATION POLICIES

  The Committee is responsible for establishing and administering the Company's executive compensation programs. The Committee establishes compensation according to the following guiding principles:

    (a) Compensation should be directly linked to the Company's operating and financial performance.

    (b) Total compensation should be competitive when compared to compensation levels of executives of companies against which the Company competes for management.

    (c) Performance-related pay should be a significant component of total compensation, placing a substantial portion of an executive's compensation at risk.

    (d) Stock ownership guidelines and programs should encourage significant stock ownership in the Company by its executives to align their interests with the interests of stockholders.

STOCK OWNERSHIP REQUIREMENT

  The foundation for the Company's executive compensation program is ownership of the Company's common stock by members of the senior management group. This ownership requirement, involving a substantial portion of each executive's net worth, is intended to motivate the executive to think and act like a stockholder, and to assume responsibility for profitability and improving total stockholder return. The stock ownership requirement can be met with shares beneficially owned by the executive, through purchase of shares via the Employee Stock Purchase Plan, exercise of stock options, shares allocated to the executive through the Company's 401(k) retirement plan (MoneyMaker), phantom shares or restricted stock issued under the annual incentive compensation plan through the Performance Share and the Key Contributor Subplans, other restricted stock awards, or open market purchases from personal funds. Unexercised stock options do not apply toward the ownership requirement.

BASE SALARY

  A competitive base salary program is necessary to attract and retain key executives. It is the Company's practice to establish executive salaries at a conservative level relative to the median for salaries for comparable positions in other companies in its competitor group. For the named executive officers other than the CEO (see "CEO Compensation" below), one of the executive's 1997 base salary was above the median and three of these executives' 1997 base salaries were below the median.

  The companies in the competitor group are life, health and multi-line insurance companies that the Company has determined are its primary competitors for key executives. (For compensation purposes the competitor group is comprised of a size, measured by assets, comparable to the Company that compete with the Company for business and key executives. This is a smaller group of companies than is included in the "Insurance Index" used for the "Comparison of Five-Year Cumulative Total Return" chart below. The group of companies in the "Insurance Index" is comprised of firms the Committee has determined are competing with the Company in the capital markets and includes some companies which are not included in the compensation comparison group.)

  Merit increases in salary generally are awarded annually by the Committee, based primarily on an assessment of the Company's position relative to competitors and on an appraisal of the executive's contribution. The assessment of salary position relative to competitors is performed by use of a national survey of the competitor group of life and health insurance companies as described above, conducted by a recognized compensation consulting firm and also by use of internally generated surveys of data gathered from proxy statements. Salary levels for 1997 were established by the Committee following the policies described.

ANNUAL INCENTIVE COMPENSATION

  Annual incentive awards in 1997 for all officers were based on performance measures included in the Annual Management Incentive Compensation Plan of 1994 ("MICP"). The annual incentive portion of the MICP includes the Corporate Performance Subplan and the Individual Performance Subplan.

  The Corporate Performance Subplan of the MICP is based solely on the achievement of objective corporate performance goals. At the beginning of each plan year, the Committee establishes measurable performance goals based on one or more corporate performance criteria, and establishes target awards and any formula for payouts in excess of target based on the achievement of these goals. Target awards under the Corporate Performance Subplan are set by the Committee as percentages of base salary, which percentages may differ from participant to participant and from year to year. Under the Corporate Performance Subplan, the three performance measures for 1997 were Return on Equity, Premium Growth and Relative Stock Performance. Above-target payouts resulted due to the Company exceeding established goals.

  The Individual Performance Subplan of the MICP is based on an individual's contribution to the business of the Company, as determined by the Committee. This contribution may be assessed on non-objective as well as objective measures. Additional bonuses are payable under this subplan, also based on percentages of salary.

  Based on 1997 results, awards under the MICP to the Named Executive Officers ranged from 54% of salary to 123% percent of salary.

LONG-TERM INCENTIVE COMPENSATION

 Stock Plan of 1994

  This Plan permits the grant to executive officers and certain other key employees of restricted stock, stock appreciation rights and options to purchase shares of the Company's common stock. The purposes of this Plan are to encourage and enable the acquisition of a financial interest in the Company by key employees and to reward key employees for the long-term growth in the market value of the stock. As shown in the tables following this report, options were granted on January 13, 1997 to each of the Named Executive Officers. In addition, in connection with the successful purchase of the Paul Revere Insurance Group, the Committee approved grants of 150,000 shares of restricted stock to Mr. Chandler; 50,000 shares of restricted stock to Mr. Watjen; 2,000 shares of restricted stock to Mr. Best; and 2,000 shares of restricted stock to Mr. Heys. These awards were made on March 25, 1997. The Committee approved no other grants under the Stock Plan of 1994 to any Named Executive Officer in 1997.

                               CEO COMPENSATION

  Compensation of the Chief Executive Officer follows the general principles for executive compensation as set forth above. Specific applications of these principles to Mr. Chandler's pay for 1997 were as follows:

BASE SALARY

  Base salary for Mr. Chandler was set pursuant to his employment agreement described in the 1994 proxy statement and will be reviewed annually and adjusted as deemed appropriate by the Committee. For 1997, Mr. Chandler's salary was increased to a level reflecting pay of chief executive officers of companies in the Company's competitor group.

ANNUAL INCENTIVE COMPENSATION

  For 1997, Mr. Chandler received an annual incentive under the MICP of $922,500. Of this total, $697,500 was paid under the Corporate Performance Subplan (93% of his base salary) and $225,000 was paid under the Individual Performance Subplan (30% of his base salary) for the achievement of goals established by the Committee which were specific to Mr. Chandler.

STOCK PLAN OF 1994

  The Committee believes that it is appropriate to make stock option grants to the CEO at a higher multiple of salary than for other senior executives. This higher level of award is in recognition of the higher level of responsibility and accountability of the CEO and also to produce compensation at a level comparable to competitor companies. On January 13, 1997, Mr. Chandler was granted options to purchase 1,200,000 shares of Company common stock as shown in the tables following this report.

 Million Dollar Deduction Limitation (IRC Section 162(m))

  Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the Company's ability to deduct compensation in excess of $1,000,000 paid during a tax year to the Chief Executive Officer and the four other highest paid executive officers at year end. Certain performance-based compensation is not subject to such deduction limit. Annual bonuses under the Corporate Performance Subplan of the MICP are designed to meet the criteria of "performance-based" compensation that is fully deductible under Code Section 162(m), as are awards of stock options under the Company's Stock Plan of 1994. It is the Committee's intent to maximize the deductibility of executive compensation while retaining the discretion necessary to compensate executive officers in a manner commensurate with performance and the competitive market of executive talent.

CONCLUSION

  The Company's compensation program described above closely links pay with performance and the creation of stockholder value. The Committee believes that the program has been and will continue to be successful in supporting the Company's financial, growth and other business objectives.

    Hugh B. Jacks, Chairman
    Steven M. Gluckstern
    C. William Pollard
    Scott L. Probasco, Jr.
    Steven S Reinemund

                              COMPENSATION TABLES

  The following table summarizes the compensation of the Chief Executive Officer and the four other most highly compensated executive officers (the "Named Executive Officers") for the years 1995, 1996, and 1997:

                          SUMMARY COMPENSATION TABLE

                                        ANNUAL COMPENSATION              LONG TERM COMPENSATION
                                 ------------------------------------ ---------------------------------
                                                                             AWARDS             PAYOUTS
                                                                      ------------------------- -------
                                                            OTHER     RESTRICTED     SECURITIES
                                                            ANNUAL      STOCK        UNDERLYING  LTIP    ALL OTHER
     NAME AND                                            COMPENSATION  AWARD(S)       OPTIONS   PAYOUTS COMPENSATION
 PRNCIPAL POSITIONI         YEAR SALARY ($) BONUS ($)        ($)        ($)(6)        (#) (12)    ($)       ($)
------------------          ---- ---------- ---------    ------------ ----------     ---------- ------- ------------
   J. Harold
    Chandler.........       1997  736,539     922,500(1)         0    4,590,670(7)   1,200,000      0       1,615(13)
   President/CEO            1996  686,539   1,076,157            0      309,000        400,000      0       2,375
                            1995  650,000   1,879,902            0            0      1,000,000      0       2,250
   Thomas R. Watjen........ 1997  461,539     500,000(2)         0    1,559,152(8)     500,000      0           0
   Vice Chairman &          1996  418,269     427,164            0      105,888        100,000      0           0
   CFO                      1995  400,000     514,207            0            0        100,000      0           0
   Jeffrey F. Olingy....... 1997  232,308     126,900(3)         0       27,193(9)     150,000      0       1,763(13)
   EVP, Field Sales         1996  162,693     110,644       62,275       55,148        100,000      0           0
                            1995        0           0            0            0              0      0           0
   Robert O. Best.......... 1997  230,962     150,000(4)         0       80,045(10)    150,000      0       2,375(13)
   EVP/CIO                  1996  217,308     113,685            0       18,271         40,000      0       2,375
                            1995  210,000     192,461            0            0         61,000      0         727
   Thomas B. Heys, Jr...... 1997  228,269     139,238(5)         0       78,315(11)    150,000      0       2,375(13)
   EVP, Institutional       1996  207,308     103,268            0       25,168         50,000      0       2,375
   Sales                    1995  200,000     128,293            0            0         60,000      0      24,415

--------
 (1) Bonus comprised of $922,500 Incentive Bonus all of which was deferred in the form of phantom shares and accounted for under the Performance Share Plan.
 (2) Bonus comprised of $500,000 Incentive Bonus of which $375,000 was deferred in the form of phantom shares and accounted for under the Performance Share Plan.
 (3) Bonus comprised of $126,900 Incentive Bonus of which $63,450 was deferred in the form of phantom shares and accounted for under the Performance Plan.
 (4) Bonus comprised of $150,000 Incentive Bonus of which $56,250 was deferred in the form of phantom shares and accounted for under the Performance Plan.
 (5) Bonus comprised of $139,238 Incentive Bonus of which $52,214 was deferred in the form of phantom shares and accounted for under the Performance Plan.
 (6) As of December 31, 1997, the Named Executive Officers held the following aggregate shares of restricted stock, with the following values (based on December 31, 1997 closing price of $38.625 per share): Mr. Chandler, 150,000 shares valued at $5,793,750; Mr. Watjen, 50,000 shares valued at $1,931,250; Mr. Olingy 666 shares valued at $25,724; Mr. Best, 2,000 shares valued at $77,250; and Mr. Heys, 2,000 shares valued at $77,250. Dividends will be paid on the restricted shares. Additionally, each Named Executive Officer held premium phantom shares which were issued in February 1997 under the Performance Share Plan upon deferral of the 1997 incentive award into phantom shares. These phantom shares are subject to a risk of forfeiture for three years. The number of phantom shares held along with their value as of December 31, 1997 are as follows: Mr. Chandler, 11,928 shares valued at $460,719; Mr. Watjen, 4,088 shares valued at $157,899; Mr. Olingy, 915 shares valued at $35,342; Mr. Best, 705 shares valued at $27,231; and Mr. Heys, 960 shares valued at $37,080. The value of the 1997 premium phantom shares is not included in this column.
 (7) Of this amount, $4,195,313 represents the grant date value of 150,000 shares of restricted stock given as a one-time special award for the successful purchase of Paul Revere Insurance Group. This stock has the following vesting schedule: 75,000 shares on March 31, 2000 and 75,000 shares on March 31, 2001. The number of shares presented has been adjusted to reflect the 2 for 1 stock split on September 30, 1997 which was in the form of a 100% stock dividend. The remainder of the amount represents premium phantom shares issued in February 1998 under the Performance Share Plan upon deferral of the 1997 incentive award into phantom shares. These phantom shares are subject to risk of forfeiture for three years.
 (8) Of this amount, $1,398,438 represents the grant date value of 50,000 shares of restricted stock given as a one - time special award for the successful purchase of Paul Revere Insurance Group. This stock has the following vesting schedule: 25,000 shares on March 31, 2000 and 25,000 shares on March 31, 2001. The number of shares presented has been adjusted to reflect the 2 for 1 stock split on September 30, 1997 which was in the form of a 100% stock dividend. The remainder of the amount represents premium phantom shares issued in February 1998 under the Performance Share Plan upon deferral of the 1997 incentive award into phantom shares. These phantom shares are subject to risk of forfeiture for three years.
 (9) This amount represents premium phantom shares issued in February 1998 under the Performance Share Plan upon deferral of the 1997 incentive award into phantom shares. These phantom shares are subject to risk of forfeiture for three years.
(10) Of this amount, $55,938 represents the grant date value of 2,000 shares of restricted stock given as a one - time special award for the successful purchase of Paul Revere Insurance Group. This stock has will vest on March 25, 2000. The number of shares presented has been adjusted to reflect the 2 for 1 stock split on September 30, 1997 which was in the form of a 100% stock dividend. The remainder of the amount represents premium phantom shares issued in February 1998 under the Performance Share Plan upon deferral of the 1997 incentive award into phantom shares. These phantom shares are subject to risk of forfeiture for three years.
(11) Of this amount, $55,938 represents the grant date value of 2,000 shares of restricted stock given as a one - time special award for the successful purchase of Paul Revere Insurance Group. This stock has will vest on March 25, 2000. The number of shares presented has been adjusted to reflect the 2 for 1 stock split on September 30, 1997 which was in the form of a 100% stock dividend. The remainder of the amount represents premium phantom shares issued in February 1998 under the Performance Share Plan upon deferral of the 1997 incentive award into phantom shares. These phantom shares are subject to risk of forfeiture for three years.
(12) Share amounts have been adjusted to reflect the 2 for 1 stock split on September 30, 1997 which was in the form of a 100% stock dividend. Additionally, the amounts for Mr. Watjen exclude the options of which he relinquished ownership and economic interest pursuant to a domestic relations order in January 1997. This exclusion includes 100,000 from the 1996 grant and 100,000 from the 1997 grant.
(13) The amounts reported represent the Company's match of the officer's contributions to the MoneyMaker, a long - term 401(k) retirement plan ("MoneyMaker").

  The following table describes the options granted to the named individuals for 1997:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                  GRANT DATE
                                             INDIVIDUAL GRANTS                      VALUE
                           ------------------------------------------------------ ----------
                              NUMBER OF      % OF TOTAL
                             SECURITIES       OPTIONS
                             UNDERLYING       GRANTED
                           OPTIONS GRANTED  TO EMPLOYEES    EXERCISE   EXPIRATION GRANT DATE
      NAME                     (#)(1)      IN FISCAL YEAR PRICE ($/SH)    DATE    VALUE (2)
      ----                 --------------- -------------- ------------ ---------- ----------
J. Harold Chandler.......     1,200,000(3)     35.17        $23.7188    01/12/07  $5,788,656
Thomas R. Watjen.........       500,000(4)     14.65        $23.7188    01/12/07   2,693,760
Jeffrey F. Olingy........       150,000(5)      4.40        $23.7188    01/12/07     856,440
Robert O. Best...........       150,000(5)      4.40        $23.7188    01/12/07     856,440
Thomas B. Heys, Jr.......       150,000(5)      4.40        $23.7188    01/12/07     856,440
Thomas B. Heys, Jr.......         1,210(6)       .04        $29.2500    01/04/02       8,942
Thomas B. Heys, Jr.......         6,906(6)       .20        $31.4063    02/07/99      33,011

--------
(1) Options granted are non - qualified stock options, with the exercise price equal to fair market value on the date of the grant. All options granted were for Company Common Stock. Share totals have been adjusted to reflect the 2 for 1 stock split on September 30, 1997 which was in the form of a 100% stock dividend. To encourage increased ownership, the Plan includes what is commonly referred to as a "reload" feature. Under this arrangement, when options are exercised, payment for the option shares by delivery of shares already owned by the optionee would entitle the optionee to a new stock option grant equal to the number of shares delivered. The new option grant would acquire the remaining exercise period with respect to the options exercised and the option price would be the then - current fair market value of the common stock.
(2) The grant date present value of options granted in 1997 was determined using the Black - Scholes option pricing model. The underlying assumptions were as follows:

    VOLATILITY. Volatility for Provident's common stock was calculated using
  28 quarterly stock prices for all grants except the last two reload grants to Mr. Heys in which 54 months and 73 weeks respectively were used. The volatility was 18.2% for all grants except the last two for Mr. Heys in which the volatility was 20.6% and 26.6% respectively.
    RISK - FREE RATE OF RETURN. Rates of return were based on U.S. Treasury strip rates of return for an investment whose term is equal to the time of exercise of the option (as defined below). The rate for the January 13, 1997 grant was 6.56%, the rate for June 16, 1997 was 6.24% and the rate for August 13, 1997 was 5.88%.
    DIVIDEND PAYOUT RATE. The dividend payout rates were determined by dividing the expected annual dividend rate by the exercise price.
    TIME OF EXERCISE. The time of exercise was assumed to be 7 years from the date of grant on all grants except the last two reload grants for Mr. Heys in which the time of exercise was assumed to be the time to expiration.
    A discount was applied in determining the grant date present value of these options to recognize the risk of forfeiture. The discounts were as follows: Mr. Chandler 34.1%; Mr. Watjen 26.4%; Messrs. Heys, Best and
  Olingy, 22.0%. No discount was applied to Mr. Heys' reload grants.
(3) Mr. Chandler's options vest as follows: 10% on January 13, 1999, 20% on January 13, 2000, 20% on January 13, 2001 and 50% on January 13, 2002.
    Expiration of Mr. Chandler's options is determined in accordance with the terms of his employment contract.
(4) The options granted to Mr. Watjen vest as follows: 10% on January 13, 1998, 20% on January 13, each year in 1999, 2000, 2001 and 30% on January 13, 2002. Mr. Watjen's options expire on the earliest of the following dates:
    (a) upon termination of employment other than by death or disability; (b) three years after the date of death or disability; or (c) ten years after the date of grant. In the event of a change in control, options would become immediately exercisable, or the Compensation Committee can exercise its discretion to cash out any unvested options.

(5) The options for Messrs. Olingy, Best, and Heys vest at the rate of 20% per year beginning on January 13, 1998. All options expire on the earliest of the following dates: (a) upon termination of employment other than by death or disability; (b) three years after the date of death or disability; or (c) ten years after the date of grant. In the event of a change in control, options would become immediately exercisable, or the Compensation Committee can exercise its discretion to cash out any unvested options.
(6) These option grants to Mr. Heys are reload grants which vest immediately. The options expire on the earliest of the following dates: (a) upon termination of employment other than by death or disability; (b) three years after the date of death or disability; or (c) the remaining term of the original grant under which he received the reload.

  The following table shows information concerning options for Company Common Stock exercised by the named individuals during 1997 and the value of unexercised options held by the named individuals at December 31, 1997:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND FY - END OPTION VALUE

                                                          NUMBER OF SECURITIES   VALUE OF UNEXERCISED
                                                         UNDERLYING UNEXERCISED       IN - THE -
                                                            OPTIONS AT FY -          MONEY OPTIONS
   NAME                                                         END (#)             AT FY - END ($)
                          SHARES ACQUIRED      VALUE          EXERCISABLE/           EXERCISABLE/
                         ON EXERCISE (#)(1) REALIZED ($)   UNEXERCISABLE (1)       UNEXERCISABLE (2)
                         ------------------ ------------ ---------------------- -----------------------
--------------------------
J. Harold Chandler......            0                0    2,000,000/1,200,000   $51,073,106/$17,887,440
Thomas R. Watjen(3).....            0                0      300,000/  500,000     7,690,620/  7,453,100
Jeffrey F. Olingy.......      100,000        1,584,375            0/  150,000             0/  2,235,930
Robert O. Best..........            0                0      162,000/  150,000     4,119,154/  2,235,930
Thomas B. Heys..........       28,500          470,916      130,448/  150,000     3,174,870/  2,235,930

--------
(1) Share amounts have been adjusted to reflect the 2 for 1 stock split on September 30, 1997 which was in the form of a 100% stock dividend.
(2) Calculated as the difference between the fair market value of a share of Company Common Stock on December 31, 1997 ($38.625) and the exercise price of the options.
(3) The amounts for Mr. Watjen exclude 300,000 options of which he relinquished ownership and economic interest pursuant to a domestic relations order in January 1997. In 1997, 100,000 of those options were exercised at a value of $1,409,375. The value of the remaining options transferred pursuant to the domestic relations order, all of which are exercisable, is $5,081,250.

                              PENSION PLAN TABLE

  The following table shows the estimated annual aggregate benefits payable at normal retirement under the tax-qualified, defined benefit Retirement Plan for Salaried Employees for various combinations of compensation and years of service:

           AVERAGE BASE
          SALARY IN FIVE                             1997
        CONSECUTIVE HIGHEST              ESTIMATED ANNUAL BENEFIT FOR
            PAID YEARS              REPRESENTATIVE YEARS OF SERVICE CREDIT
        -------------------         ---------------------------------------
                                    15 YEARS  20 YEARS  25 YEARS  30 YEARS
                                    --------- --------- --------- ---------
            $150,000                $  37,860 $  53,160 $  60,960 $  68,760
             175,000                   45,360    63,156    72,204    81,252
             200,000                   52,860    73,152    83,460    93,756
             225,000                   60,360    83,148    94,704   106,260
             250,000                   67,860    93,156   105,960   118,752
             300,000                   82,860   113,160   128,460   143,760
             350,000                   97,860   133,152   150,960   168,756
             400,000                  112,860   153,156   173,460   193,752
             450,000                  127,860   173,160   195,960   218,760
             500,000                  142,860   193,152   218,460   243,756

  Benefits are based on a percentage based on service of the average base salary earned during the five consecutive years of highest compensation preceding retirement date plus $5 per each year of service subject to a maximum of 30 years, subject to a partial offset for the Social Security benefits to which the participant is entitled upon retirement. Credit for years of service cease after 30 years. A reduction of 4% is applied for retirement before age 62. As of December 31, 1997, Chandler, Watjen, Best, Heys and Olingy had approximately 4, 3, 3, 23 and 2 years of credited service, respectively.

  The Company also provides a Supplemental Executive Retirement Plan ("SERP") pursuant to which certain current officers of the Company may be entitled to retirement benefits in addition to those that may be funded or paid through a tax-qualified plan such as the Retirement Plan. Such benefits are not included in the Pension Plan Table above. Generally, participants in the SERP become entitled to benefits upon retirement at or after age 65, age 55 with 20 years of service or age 62 with consent of the Compensation Committee of the Board of Directors. The maximum annual amount of such additional benefits is the greater of (a) 50 percent of the average of the participant's compensation for the five highest consecutive calendar years of active service with Provident (which will be achieved when the participant has 20 years of service), plus $1,800, offset by the benefits payable under the Retirement Plan and certain social security benefits; or (b) the difference between the benefits which are payable under the Retirement Plan and the benefits which would be payable under the Retirement Plan to the participant without the limitations on annual benefits imposed by Section 415 of the Internal Revenue Code of 1986, as amended (the "Code") (for 1997, $160,000). Proportionately smaller supplemental retirement benefits are payable under the SERP upon retirement before age 65. Mr. Chandler will be covered under the Retirement Plan for Salaried Employees, the SERP, and the supplemental retirement benefit ("SRB") described in his employment agreement.

SEVERANCE AGREEMENTS

  The Company offers severance agreements to certain other of its key executives as determined by the Board of Directors acting on the recommendation of the Compensation Committee. While agreements can vary slightly in details, the basic arrangements require the Company to make certain payments and provide certain benefits in the event that the executive's employment terminates for any reason except death, disability, retirement, or for good cause by the Company or without good reason by the executive within two years following a change of control as that term is defined below. The amounts and benefits are (1) a multiple of one to three times the executive's annual base salary at the highest rate in effect at any time immediately prior to the change in control until the termination date;
(2) participation at no additional direct costs to the executive in the life, accident and health insurance plans in effect prior to the change in control (or equivalent benefits) for one to three years following the termination date; (3) up to $10,000 of reasonable expenses associated with outplacement through a professional placement firm for a period of not more than one year. In addition, each is entitled to death or long - term disability benefits no less favorable than those to which the executive would have been entitled if death or termination for disability occurred within six months prior to the change in control. Messrs. Watjen, Best, Heys, and Olingy entered into agreements providing the amounts and benefits described above.

EMPLOYMENT CONTRACT

  J. Harold Chandler has an agreement with the Company by which he became President and Chief Executive Officer of the Company, Capital, Provident and Casualty effective November 8, 1993. The period of employment covered by the Agreement is one year with automatic extensions for additional one year terms unless either party terminates the Agreement. Compensation under the Agreement includes (i) a base annual salary of $650,000, subject to being increased annually upon recommendation of the Compensation Committee; (ii) a transition bonus of $130,000; (iii) a special bonus of $170,000; (iv) an annual incentive bonus for 1993 of not less than $200,000; (v) 29,216 shares of restricted Class B Common Stock, 7,304 shares of which became vested and unrestricted on December 31, 1993, and 7,304 shares of which shall become unrestricted by vesting and being delivered on each December 31 of 1994, 1995, and 1996; (vi) a grant of options for 190,000 shares of Class B Common Stock on November 8, 1993 (having a two year vesting and a five year exercise period); (vii) a grant of options on January 6, 1994 for 110,000 shares of Class B Common Stock (having a two year vesting and a five year exercise period); and (viii) such other options or other stock grants to be recommended by the Compensation Committee from time to time over a ten year period beginning November 8, 1993 within the terms of the approved stock option plan then in effect for approximately an additional 700,000 shares of Class B Common Stock. The Agreement states the intent of the Company and Mr. Chandler that he have the opportunity to acquire 2 - 3% of the Company's outstanding Common Stock. The Agreement also grants eligibility to participate in the Employer's Retirement Plan for Salaried Employees ("Qualified Plan") and the Supplemental Executive Retirement Plan ("SERP"). In addition, a supplemental retirement benefit ("SRB") calculated using the SERP formula applied to the annual base salary will be provided. Rights to receive the SRB will vest at 10% per year provided that employment continues for five years. Generally, if employment is terminated prior to the expiration of the five year period none of the SRB will be payable. Any SRB payments will be reduced by amounts paid under the other plans listed in this paragraph and any qualified or nonqualified retirement benefit paid by Mr. Chandler's previous employer. The Company agreed to pay reasonable relocation expenses including the purchase of Mr. Chandler's former house. Certain other benefits including club memberships and up to $10,000 in 1993 and $4,000 in each year of employment thereafter for personal financial planning were also included.

CHANGE IN CONTROL

  For purposes of accelerating benefits under one or more of the incentive compensation plans (annual and stock option), and for purposes of the severance agreements for certain executive officers, and for purposes of certain termination provisions in Mr. Chandler's employment contract described below, a change in control will be deemed to have occurred if either of the following sets of events happen: (a) both (i) the Maclellan family holdings must fall below 30 percent of the outstanding stock of the Company, and (ii) concurrently at least 30 percent of the outstanding stock of the Company must be owned by a person or group other than the Maclellan family; or (b) stockholders approve (i) a merger or consolidation of the Company in which the Company is not the surviving entity, (ii) a plan of complete liquidation of the Company, or (iii) an agreement for the sale of or disposition of all or substantially all of the assets of the Company.

  If within 24 months following a change in control as defined above, Mr. Chandler voluntarily resigns or retires or his employment is terminated except for disability, death or cause, benefits include (i) payment of 299% of Mr. Chandler's average (for the preceding years of service up to five years of such prior service) base salary and annual incentive bonus; (ii) vesting of unvested options and restricted stock as of the date of such termination; and
(iii) a cash payment equal to the value of any options anticipated to be granted during the three years following such termination.

TERMINATION OF EMPLOYMENT

  Mr. Chandler's employment agreement provides benefits in the event of a termination for the following reasons:

    DISABILITY: Benefits include (i) payment of base salary for two years from the date of notice of termination; (ii) full vesting of nonvested restricted stock, stock options and other equity awards and of SRB benefits; (iii) two annual payments each equal to the average of the annual incentive bonus received for the two years prior to the year in which the notice of termination is given, less any amounts paid to Mr. Chandler under the Company's disability plan. In addition, the Company will continue to provide, for a period of two years from the date of the notice of termination, such health benefits and life insurance benefits as were in effect immediately prior to such termination for disability.

    DEATH: Benefits include (i) the amount of base salary which would have been paid for the remainder of the year in which death occurs; (ii) the sum of any unpaid transition, special and annual incentive bonuses which would have been payable during the period of employment; (iii) vesting of granted but unvested stock options or other equity awards and of SRB benefits.

    CAUSE: Only earned but unpaid base salary through the date of termination for cause will be paid, while all nonvested benefits held as of the date of such termination shall be canceled as of such date.

    VOLUNTARY RESIGNATION OR RETIREMENT: Benefits include (i) earned but unpaid base salary through the date of voluntary resignation or retirement;
  (ii) such health benefits and life insurance benefits as were in effect immediately prior to such termination; and such other payments or benefits as may be negotiated.

    WITHOUT CAUSE: Benefits include (i) payment of up to $2,250,000 less the total of all base salary and annual incentive bonus received from November 8, 1993, to the effective date of the termination, but in no event would the total payable be greater than two times the sum of the then current base salary and target annual incentive bonus for the year in which such termination occurs; (ii) for a period of two years from the date of the notice of termination, such health benefits and life insurance benefits as were in effect immediately prior to such termination; immediate and full vesting of all unvested stock options and other equity awards as well as the SRB benefit.

    CHANGE IN CONTROL: If within 24 months following a change in control as defined above, Mr. Chandler voluntarily resigns or retires or his employment is terminated except for disability, death or cause, benefits include (i) payment of 299% of Mr. Chandler's average (for the preceding years of service up to five years of such prior service) base salary and annual incentive bonus; (ii) vesting of unvested options and restricted stock as of the date of such termination; and (iii) a cash payment equal to the value of any options anticipated to be granted during the three years following such termination.

                     COMPENSATION COMMITTEE INTERLOCKS AND
                 INSIDER PARTICIPANTS IN COMPENSATION DECISION

DURING 1997:

  1. No member of the Compensation Committee:

    (a) was an employee or officer of the Company or any of its subsidiaries;
  or

    (b) had any relationship requiring disclosure under Item 404 of Regulation S-K.

  2. No executive officer of the Company served as a:

    (a) member of a compensation committee (or its equivalent or the board of
  directors in the absence of      such a committee) of another entity, one
  of whose executive officers served on the Company's      Compensation
  Committee or was a director of the Company; and

    (b) director of an entity, one of whose executive officers served on the
  Company's Compensation      Committee.

                              COMPANY PERFORMANCE

  The following graph shows a five year comparison of cumulative total returns for the Common Stock of the Company (NYSE symbol: PVT), Class B Common Stock of America (NYSE symbol: PVB), the Class A Common Stock of America (NYSE symbol: PVA), the S&P Composite Index, and the Insurance Index (non-weighted average of "total returns" from the S&P Life Index and the S&P Multi-line Index.) Effective December 27, 1995, all shares of America were exchanged for shares of the Company.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                    PVT, PVB, PVA, S&P 500, INSURANCE INDEX



                                     LOGO

  Assumes $100 invested in each at December 1992 with dividends reinvested

  The following table contains the values used to plot the performance graph above:

                    DEC. 1992 DEC. 1993 DEC. 1994 DEC. 1995 DEC. 1996 DEC. 1997
                    --------- --------- --------- --------- --------- ---------
PVA................  $100.00   $106.45   $ 83.14   $139.52   $203.12   $328.30
PVB................  $100.00   $112.30   $ 82.32   $131.88   $192.03   $310.60
Insurance Index....  $100.00   $106.57   $100.83   $146.78   $183.34   $259.39
S&P 500............  $100.00   $110.08   $111.53   $153.45   $188.68   $251.63

                       SECURITY OWNERSHIP OF MANAGEMENT

  The following reflects the beneficial ownership based on voting power of the Company's Common Stock by its directors and executive officers as of March 1, 1998. The table also shows Performance Shares held as of March 1, 1998, by executive officers under the Performance Share Plan of the Company's Management Incentive Compensation Plan as described in footnote 6. These Performance Shares are not included in the calculations of percentage of ownership.

                                                                                      PERCENT OF
                                                                    PERCENT OF       COMMON STOCK
                                                               BENEFICIAL OWNERSHIP  OUTSTANDING
                                                              ---------------------- ------------
   AOUNT AND NATURE OFM                                                  PERFORMANCE
 NAM OF BENEFICIAL OWNERE                                       COMMON     SHARES       COMMON
------------------------                                        ------   -----------    ------
    William L. Armstrong(3).................................      14,036         0         *
    William H. Bolinder.....................................         816         0         *
    Steven M. Gluckstern....................................         816         0         *
    Charlotte M. Heffner(1).................................   7,705,862         0       5.70
    Hugh B. Jacks...........................................       5,553         0         *
    William B. Johnson......................................       2,768         0         *
    Hugh O. Maclellan, Jr.(1)...............................  36,729,465         0      27.15
    A. S. "Pat" MacMillan(1)................................       2,858         0         *
    C. William Pollard......................................      13,558         0         *
    Scott L. Probasco, Jr.(2)...............................     782,204         0         *
    Steven S Reinemund......................................       8,960         0         *
    Burton E. Sorensen......................................      23,084         0         *
    J. Harold Chandler(3)...................................   2,450,245    78,592       1.79
    Thomas R. Watjen(3).....................................     464,000    29,410         *
    Robert O. Best(3).......................................     224,154     4,719         *
    Thomas B. Heys, Jr.(3)..................................     218,547     5,398         *
    Jeffrey F. Olingy(3)....................................      96,507     5,722         *
    All Directors and Executive Officers as a group
     (20 persons) (3),(4),(5)...............................  48,867,443   130,234      35.34

--------
*  = Less than one percent.
(1) Information concerning the nature of the ownership of the securities listed here may be found in the section of this Proxy Statement entitled "Beneficial Ownership of Company Securities." Information concerning shares for which ownership is disclaimed may also be found in that section.
(2) Mr. Probasco has sole voting and investment power with respect 782,204 shares of Common Stock. However, he disclaims beneficial ownership of 350,000 shares of Common Stock of which he has sole voting and investment power as these shares are held in a family trust for the benefit of Mr. Probasco's sister.
(3) The following, included in the respective share totals above, are shares which the named persons or the group have the right to acquire through the exercise of options within 60 days of March 1, 1998:

                                                                    COMMON STOCK
                                                                    ------------
   Armstrong.......................................................      7,500
   MacMillan.......................................................      5,000
   Chandler........................................................  2,000,000
   Watjen..........................................................    350,000
   Best............................................................    192,000
   Heys............................................................    190,448
   Olingy..........................................................    180,000
   Reinemund.......................................................      5,000
   Directors and Executive Officers as a Group.....................  3,029,548

(4) Shares beneficially owned by more than one person have been counted only once for purposes of this total.
(5) Based on information provided to the Company, as to the shares listed for the officers and directors as a group (excluding the shares listed as beneficially owned by Ms. Heffner , Mr. Maclellan, Jr., Mr. MacMillan and Mr. Probasco), shared voting and investment power is held with respect to 2,000 shares of Common Stock. The beneficial owners have sole investment and voting power as to the remaining shares.
(6) These Performance Shares represent deferred compensation based on the value of the market price of the Company's Common Stock at the time the compensation is earned. The Performance Shares include shares awarded and shares resulting from the "gross - up" described in the Plan ("premium shares"). Performance Shares cannot be converted into stock for a period of three years, unless (with respect to the awarded shares only) the participant terminates employment with the Company. The premium shares are subject to forfeiture for a period of three years. The portion of the units representing premium shares are as follows: Chandler 23,578; Watjen 8,823, Best 1,416, Heys 1,619; Olingy 1,716.51; all executive officers as a group 39,068.
(7) Shares owned by Mr. Chandler, Mr. Watjen, Mr. Best, Mr. Heys, Mr. Olingy and the executive officers as a group include shares owned in the Company's 401(k) Plan, The MoneyMaker, and the Company's Employee Stock Purchase Plan.

                  BENEFICIAL OWNERSHIP OF COMPANY SECURITIES

  Detailed information about the security ownership of beneficial owners of more than 5% of Provident Common Stock is set forth beginning on page 36 including beneficial ownership based on sole voting and share voting power and investment power. Due to the shared voting and investment power relating to a large portion of the Company Stock, there is significant duplication in the reported beneficial ownership. This results from ownership of certain members of the Maclellan family and trusts and foundations established by them or for their benefit. The following chart is provided to summarize the reported Maclellan family interests.

                                                                    PERCENT OF
                                                     DIRECT OWNED  COMMON STOCK
NAME AND ADDRESS OF DIRECT OWNER                    (VOTING POWER) OUTSTANDING
--------------------------------                    -------------- ------------
The Maclellan Foundation, Inc......................   15,661,693      11.58
 Chattanooga, Tennessee
R. J. and Cora L. Maclellan Trusts.................    6,725,350       4.97
for The Maclellan Foundation
 Chattanooga, Tennessee
Charitable Trusts..................................    5,740,994       4.24
 Chattanooga, Tennessee
Trusts U/A R. J. Maclellan and.....................    5,082,410       3.76
Trusts U/A Cora L. Maclellan for Families of H. O.
Maclellan, Sr.
 and R. L. Maclellan
 Chattanooga, Tennessee
Trusts U/A H. O. Maclellan, Sr. for................    4,468,634       3.30
Children and Grandchildren
 Chattanooga, Tennessee
Kathrina H. Maclellan..............................    2,756,283       2.04
 Lookout Mountain, Tennessee
Hugh O. Maclellan, Jr..............................    1,547,054       1.14
 Chattanooga, Tennessee
Charlotte M. Heffner...............................      915,390       0.68
 Atlanta, Georgia
Other (Trusts, Estates and Family Ownership).......    2,901,908       2.15
 Chattanooga, Tennessee

  The following tables present information about the beneficial owners of the Company's Common Stock. Voting power and investment (dispositive) power is shown separately in the following tables which list those persons holding five percent (5%) or more of such voting power and those persons holding five percent (5%) or more of such investment power, respectively. The Company does not know of any other person that is a beneficial owner of more than five percent (5%) of Common Stock.

                  BENEFICIAL OWNERSHIP BASED ON VOTING POWER

                                                AMOUNT              PERCENT OF
                                         BENEFICIALLY OWNED(1)     COMMON STOCK
NAME AND ADDRESS OF BENEFICIAL OWNER        (VOTING POWER)         OUTSTANDING
------------------------------------     ---------------------     ------------
The Maclellan Foundation, Inc...........      15,661,693(2)           11.58
 Chattanooga, Tennessee
R. J. and Cora L. Maclellan.............       6,725,350(3)            4.97
 Trusts for The Maclellan Foundation,
 Inc.
 Chattanooga, Tennessee
Hugh O. Maclellan, Jr...................      36,729,465(2)(3)(4)     27.15
 Chattanooga, Tennessee
Kathrina H. Maclellan...................      18,138,435(2)(3)(5)     13.41
 (Mrs. Robert L. Maclellan)
 Lookout Mountain, Tennessee
Dudley Porter, Jr.......................       9,306,930(3)(6)         6.88
 (retired officer of Company)
 Chattanooga, Tennessee
Charlotte M. Heffner....................       7,705,862(2)(7)         5.70
 (Mrs. Richard L. Heffner)
 Atlanta, Georgia
Zurich Insurance Company................      19,047,620(8)           14.08
 Zurich, Switzerland

--------
(1) Beneficial ownership of securities is disclosed according to Rule 13d-3 of the Securities Exchange Act of 1934. If shares beneficially owned by more than one person were shown as beneficially owned by only one person, then the total number of shares owned by The Maclellan Foundation, Inc.; the R.
    J. and Cora L. Maclellan Trusts for The Maclellan Foundation, Inc.; Kathrina H. Maclellan; Hugh O. Maclellan, Jr.; Dudley Porter, Jr.; and Charlotte M. Heffner would have been equal to 45,799,716 shares of Common Stock (33.86%).
(2) Trustees of The Maclellan Foundation, Inc. (the "Maclellan Foundation") were Hugh O. Maclellan, Jr., Kathrina H. Maclellan, Charlotte M. Heffner, Robert H. Maclellan, A. S. MacMillan, Frank A. Brock, G. Richard Hostetter and Ronald W. Blue. Hugh O. Maclellan, Jr. held a revocable proxy to vote the shares of Company Common Stock held by the Maclellan Foundation. Accordingly, shares owned by the Maclellan Foundation have been included among those listed for Hugh O. Maclellan, Jr. The Maclellan Foundation is a charitable organization treated as a private foundation for federal income tax purposes.
(3) Trustees of the R. J. Maclellan Trust for the Maclellan Foundation and the Cora L. Maclellan Trust for the Maclellan Foundation were Hugh O. Maclellan, Jr., Kathrina H. Maclellan, Dudley Porter, Jr., and SunTrust Banks, Inc. For information concerning the stock ownership of SunTrust Banks, Inc., see Footnote 12 under "Beneficial Ownership Based on Investment Power." Voting power with respect to shares owned by these trusts was held by Hugh O. Maclellan, Jr., Kathrina H. Maclellan and Dudley Porter, Jr. The R. J. and Cora L. Maclellan Trusts for the Maclellan Foundation are charitable organizations treated as private foundations for federal income tax purposes.
(4) Hugh O. Maclellan, Jr. had the power to vote the following shares of Common Stock:

   Voting Power          4,288,366 Shares -  3.17%
   Shared Voting Power  32,441,099 Shares - 23.98%
   Total                36,729,465 Shares - 27.15%

   Totals listed above, and below under "Beneficial Ownership Based on Investment Power", do not include 85,128 shares of Common Stock voted solely by spouse, Nancy B. Maclellan, of which beneficial interest is disclaimed. Also totals do not include options to purchase 5,000 shares of Common Stock which are exercisable at March 1, 1998.
(5) Kathrina H. Maclellan had the power to vote the following shares of Common Stock:

   Voting Power          2,756,283 Shares -  2.04%
   Shared Voting Power  15,382,152 Shares - 11.37%
   Total                18,138,435 Shares - 13.41%

(6)  Dudley Porter, Jr. had the power to vote the following shares of Common
     Stock:

   Voting Power             5,360 Shares - 0.00%
   Shared Voting Power  9,301,570 Shares - 6.88%
   Total                9,306,930 Shares - 6.88%

   Totals listed above, and below under "Beneficial Ownership Based on Investment Power", do not include 41,852 shares of Common Stock voted solely by spouse, Mary M. Porter, of which beneficial interest is disclaimed.
(7)  Charlotte M. Heffner had the power to vote the following shares of Common
     Stock:

   Voting Power         2,401,460 Shares - 1.78%
   Shared Voting Power  5,304,402 Shares - 3.92%
   Total                7,705,862 Shares - 5.70%

   Totals listed above, and below under "Beneficial Ownership Based on Investment Power," do not include 65,664 shares of Common Stock voted solely by spouse, Richard L. Heffner, of which beneficial interest is disclaimed. Also totals do not include options to purchase 5,000 shares of Common Stock which are exercisable at March 1, 1998.

   With respect to the shares of Common Stock held by SunTrust Bank, the Company has been informed that as of March 1, 1998: (a) 6,725,350 shares (4.97%) were owned by the R. J. and Cora L. Maclellan Trusts for the Maclellan Foundation; and (b) 7,172,012 shares (5.30%) were owned by other trusts and charitable organizations within the Maclellan family. Accordingly, of the shares of Common Stock reported as held by SunTrust Bank, Chattanooga, N. A., as of March 1, 1998, an aggregate of 13,897,362 shares of Provident Common Stock (10.27%) were also included among those listed as beneficially owned by either the R. J. and Cora L. Maclellan Trusts for the Maclellan Foundation, Kathrina H. Maclellan, Hugh O. Maclellan, Jr., Dudley Porter, Jr., or Charlotte M. Heffner.

(8) Zurich Insurance Company has sole voting power of 19,047,620 shares (14.08%) and sole dispositive power of 12,698,414 shares (9.39%). The shares as to which Zurich has sole voting power are owned by Zurich and a number of its wholly-owned subsidiaries, with the exception of 6,349,206 shares which are owned by Longfellow I, LLC. Under the Stock Purchase Agreement dated March 27, 1997, between Longfellow and Zurich, Longfellow granted Zurich a proxy to vote the shares of the Company stock held by Longfellow.

                BENEFICIAL OWNERSHIP BASED ON INVESTMENT POWER

                                                  AMOUNT            PERCENT OF
                                           BENEFICIALLY OWNED(1)   COMMON STOCK
NAME AND ADDRESS OF BENEFICIAL OWNER        (INVESTMENT POWER)     OUTSTANDING
------------------------------------       ---------------------   ------------
The Maclellan Foundation, Inc.............      15,661,693(2)         11.58
 Chattanooga, Tennessee
R. J. and Cora L. Maclellan...............       6,725,350             4.97
 Trusts for The Maclellan Foundation, Inc.
 Chattanooga, Tennessee
Hugh O. Maclellan, Jr.....................      36,729,465(2)(3)      27.15
 Chattanooga, Tennessee
Kathrina H. Maclellan.....................      33,800,128(2)(4)      24.99
 (Mrs. Robert L. Maclellan)
 Lookout Mountain, Tennessee
Charlotte M. Heffner......................      23,491,035(2)(5)      17.37
 (Mrs. Richard L. Heffner)
 Atlanta, Georgia
Robert H. Maclellan.......................      18,778,459(2)(6)      13.88
 Lookout Mountain, Tennessee
Dudley Porter, Jr.........................       9,306,930(2)(7)       6.88
 (retired officer of Company)
 Chattanooga, Tennessee
Frank A. Brock............................      16,549,035(2)(8)      12.23
 Lookout Mountain, Tennessee
G. Richard Hostetter......................      15,664,693(2)(9)      11.58
 Chattanooga, Tennessee
A. S. MacMillan...........................      15,662,595(2)(10)     11.58
 Atlanta, Georgia
Ronald W. Blue............................      15,661,693(2)(11)     11.58
 Atlanta, Georgia
SunTrust Banks, Inc.......................      15,624,105(12)        11.56
 Atlanta, Georgia

--------
(1) Beneficial ownership of securities is listed according to Rule 13d - 3 of the Securities Exchange Act of 1934. If shares beneficially owned by more than one person were shown as beneficially owned by only one person, then the total number of shares owned by The Maclellan Foundation, Inc.; the
     R. J. and Cora L. Maclellan Trusts for the Maclellan Foundation, Inc.; Kathrina H. Maclellan, Hugh O. Maclellan, Jr.; Charlotte M. Heffner; Robert H. Maclellan; Dudley Porter, Jr.; Frank A. Brock; G. Richard Hostetter; A. S. MacMillan; Ronald W. Blue; and SunTrust Banks, Inc. (with respect to the Maclellan family only) would have been equal 46,240,166 shares of Common Stock (34.18%). The totals shown are for the total Maclellan family interest only. Shares held by SunTrust Bank which are included in the totals for the Maclellan family include 13,927,066 shares of Common Stock.
(2) The 15,661,693 shares of Common Stock owned by the Maclellan Foundation also have been included among those listed for Hugh O. Maclellan, Jr., Kathrina H. Maclellan, Charlotte M. Heffner, Robert H. Maclellan, A. S. MacMillan, Frank A. Brock, G. Richard Hostetter and Ronald W. Blue, the trustees of the Maclellan Foundation, all of whom share investment power with respect to these shares.
(3) Hugh O. Maclellan, Jr. had the power to invest the following shares of Common Stock:

   Sole Investment Power     2,644,974 Shares -  1.95%
   Shared Investment Power  34,084,491 Shares - 25.20%
                            --------------------------
   Total                    36,729,465 Shares - 27.15%

   These shares listed above as beneficially owned by Mr. Maclellan based upon investment power include the 15,661,693 shares of Common Stock owned by the Maclellan Foundation and 6,725,350 shares of Common Stock owned by the R. J. and Cora L. Maclellan Trust for the Maclellan Foundation. Totals listed above do not include 85,128 shares of Common Stock for which his spouse, Nancy B. Maclellan, had sole investment power, and for which beneficial ownership is disclaimed. Also totals do not include options to purchase 5,000 shares of Common Stock which are exercisable at March 1, 1998.

(4) Kathrina H. Maclellan had the power to invest the following shares of Common Stock:

   Sole Investment Power     2,756,283 Shares -  2.04%
   Shared Investment Power  31,043,845 Shares - 22.95%
                            --------------------------
   Total                    33,800,128 Shares - 24.99%

   These shares listed above as beneficially owned by Mrs. Maclellan based upon investment power include the 15,661,693 shares of Common Stock owned by the Maclellan Foundation and 6,725,350 shares of Common Stock owned by the R. J. and Cora L. Maclellan Trust for the Maclellan Foundation.

(5) Charlotte M. Heffner had the power to invest the following shares of Common Stock:

   Sole Investment Power       915,390 Shares -  0.68%
   Shared Investment Power  22,575,645 Shares - 16.69%
                            --------------------------
   Total                    23,491,035 Shares - 17.37%

   These shares listed above as beneficially owned by Mrs. Heffner based upon investment power include 15,661,693 shares of Common Stock owned by the Maclellan Foundation for which Mrs. Heffner had shared investment power. Totals listed above do not include 65,664 shares of Common Stock for which her spouse, Richard L. Heffner, had sole investment power, and for which beneficial ownership is disclaimed. Also totals do not include options to purchase 5,000 shares of Common Stock which are exercisable at March 1, 1998.

(6)  Robert H. Maclellan had the power to invest the following shares of Common
     Stock:

   Sole Investment Power       434,618 Shares -  0.32%
   Shared Investment Power  18,343,841 Shares - 13.56%
                            --------------------------
   Total                    18,778,459 Shares - 13.88%

   These shares listed above as beneficially owned by Mr. Maclellan based upon investment power include 15,661,693 shares of Common Stock owned by the Maclellan Foundation.

(7)  Dudley Porter, Jr. had the power to invest the following shares of Common
     Stock:

   Sole Investment Power        5,360 Shares - 0.00%
   Shared Investment Power  9,301,570 Shares - 6.88%
                            ------------------------
   Total                    9,306,930 Shares - 6.88%

   Totals listed above do not include 41,852 shares of Common Stock for which his spouse, Mary M. Porter, had sole investment power, and for which beneficial ownership is disclaimed.

(8)  Frank A. Brock had the power to invest the following shares of Common
     Stock:

   Sole Investment Power         1,930 Shares -  0.00%
   Shared Investment Power  16,547,105 Shares - 12.23%
                            --------------------------
   Total                    16,549,035 Shares - 12.23%

   In addition to the 15,661,693 shares of Common Stock owned by the Maclellan Foundation for which Mr. Brock had shared investment power, Mr. Brock held sole investment and sole voting power for 1,930 shares of Common Stock.

(9) G. Richard Hostetter had the power to invest the following shares of Common Stock:

   Sole Investment Power         3,000 Shares -  0.00%
   Shared Investment Power  15,661,693 Shares - 11.58%
                            --------------------------
   Total                    15,664,693 Shares - 11.58%

   In addition to the 15,661,693 shares of Common Stock owned by the Maclellan Foundation for which Mr. Hostetter had shared investment power, Mr. Hostetter held sole investment and sole voting power for 3,000 shares of Common Stock.

(10)  A. S. MacMillan had the power to invest the following shares of Common
      Stock:

   Sole Investment Power           902 Shares -  0.00%
   Shared Investment Power  15,661,693 Shares - 11.58%
                            --------------------------
   Total                    15,662,595 Shares - 11.58%

   In addition to the 15,661,693 shares of Common Stock owned by the Maclellan Foundation, for which Mr. MacMillan had shared investment power, Mr. MacMillan held sole investment and sole voting power for 902 shares of Common Stock. Also totals do not include options to purchase 5,000 shares of Common Stock which are exercisable at March 1, 1998.

(11)  Ronald W. Blue had the power to invest the following shares of Common
      Stock:

   Sole Investment Power             0 Shares -  0.00%
   Shared Investment Power  15,661,693 Shares - 11.58%
                            --------------------------
   Total                    15,661,693 Shares - 11.58%

   These shares listed above as beneficially owned by Mr. Blue based upon investment power, include 15,661,693 shares of Common Stock owned by the Maclellan Foundation.

(12) SunTrust Banks, Inc. ("SunTrust"), a bank holding company, has informed the Company that as of March 1, 1998, certain subsidiaries of SunTrust held in various fiduciary capacities an aggregate of 15,624,105 shares (11.56%) of Common Stock of the Company. As to such shares, all of which are held in various fiduciary capacities, SunTrust and certain of its subsidiaries may be deemed beneficial owners; however, SunTrust and such subsidiaries disclaim any beneficial interest in such shares. Shares reported include shares also reported for the Maclellan family as well as other shares held for owners unrelated to the Maclellan family.

   SunTrust and its subsidiaries had the power to invest the following shares of the Company's Common Stock:

   Sole Investment Power       519,980 Shares -  0.38%
   Shared Investment Power  15,054,687 Shares - 11.14%
                            --------------------------
   Total                    15,574,667 Shares - 11.52%

   SunTrust and its subsidiaries had the power to vote the following shares of the Company's Common Stock:

   Sole Voting Power    1,646,970 Shares - 1.22%
   Shared Voting Power     68,455 Shares - 0.05%
                        ------------------------
   Total                1,715,425 Shares - 1.27%

   As to the shares described above, SunTrust has informed the Company that as of March 1, 1998, an aggregate of 15,494,367 shares (11.46%) of Common Stock was held in various fiduciary capacities by SunTrust Bank, Chattanooga, N.A. ("SunTrust"), which is a direct subsidiary of SunTrust Bank of Tennessee, which is a direct subsidiary of SunTrust Banks, Inc.

   As of March 1, 1998, SunTrust Bank, Chattanooga, N. A. had the power to invest the following shares:

   Sole Investment Power............................     419,550 Shares -  0.31%
   Shared Investment Power.......................... 15,026,629 Shares -   11.1%
                                                     ---------------------------
   Total............................................  15,446,179 Shares - 11.42%

   As of March 1, 1998, SunTrust Bank, Chattanooga, N. A. had the power to vote the following shares:

   Sole Voting Power................................... 1,523,482 Shares - 1.13%
   Shared Voting Power.................................    62,205 Shares - 0.05%
                                                        ------------------------
   Total............................................... 1,585,687 Shares - 1.18%

   With respect to the shares of Common Stock held by SunTrust Bank, Chattanooga, N. A., the Company has been informed that as of March 10, 1998: (a) 6,738,881 shares (4.9%) were owned by the R. J. and Cora L. Maclellan Trusts for the Maclellan Foundation; and (b) 7,738,384 shares (5.72%) were owned by other trusts and charitable organizations within the Maclellan family. Accordingly, an aggregate of 14,477,265 shares (10.70%) were also included among those listed as beneficially owned by either the
   R. J. and Cora L. Maclellan Trusts for the Maclellan Foundation, Kathrina
   H. Maclellan, Hugh O. Maclellan, Jr., Robert H. Maclellan, Dudley Porter, Jr., or Charlotte M. Heffner.

                         COMPLIANCE WITH SECTION 16(A)

  Under Section 16(a) of the Exchange Act, the Company's directors, officers and 10% beneficial holders of Common Stock and Company Depositary Shares are required to file with the Securities and Exchange Commission certain forms reporting their beneficial ownership of and transactions in Common Stock and Company Depositary Shares. Based solely upon information provided to the Company by each of such persons, the Company believes that each of its directors, officers and 10% beneficial owners filed all required reports on a timely basis during the last fiscal year with the following exceptions: Mr. Chandler made two voluntary purchases in the Company's dividend reinvestment plan, one in April and one in June, which should have been reported on Form 4. These transactions were later reported on Form 5. Mr. Madeja, an executive officer of the Company, purchased shares on the open market in December which were not reported on Form 4 in a timely fashion.

                         ITEM 5. SELECTION OF AUDITORS

  The Board of Directors, in accordance with the recommendation of its Audit Committee, has re-appointed Ernst & Young LLP, as independent auditors for the Company, subject to the ratification by the shareholders. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP.

  As of the time the Proxy Statement was printed, the Board of Directors was not aware of any other business to be presented at the Meeting; however, if any matters other than those referred to above properly come before the meeting, the persons voting the proxies will vote them in accordance with their best judgment.

                             STOCKHOLDER PROPOSALS

  Stockholder proposals intended to be presented at the Annual Meeting of Stockholders in 1999 should be directed to the Corporate Secretary of the Company and be received by the Company no later than December 31, 1998, to be considered for qualification for inclusion in the proxy statement and proxy card relating to that meeting.

                                  APPENDIX A

AMENDED AND RESTATED ANNUAL MANAGEMENT INCENTIVE COMPENSATION PLAN OF 1994

                                   ARTICLE 1

                                    Purpose

  The purpose of this Amended and Restated Annual Management Incentive Compensation Plan ("MICP") is to motivate the participants to perform in a way that will enable Provident Companies, Inc. and its subsidiaries ("the Company"), to reach its short-term and long-term goals.

                                   ARTICLE 2

                          Administration of the Plan

  The Compensation Committee of the Board of Directors ("the Committee"), will administer, construe, and interpret the MICP. No member of the Committee, the Board of Directors, or any delegatee as the case may be, shall be liable for any act done in good faith. The construction and interpretation by the Committee of any provision of the MICP shall be final and conclusive. The Committee must approve, subject to the provisions of the MICP, the amount, if any, due a participant. The Committee, may, in its discretion, delegate its general administrative duties to an officer or employee or committee composed of officers or employees of the Company, but may not delegate its authority to construe and interpret the MICP or approve awards. The Committee, subject to approval by the Board of Directors, may, at any time or from time to time amend the MICP in any respect without restriction and without the consent of any participant. However, any modification of the MICP which would increase materially the benefits accruing to participants, modify materially the requirements as to eligibility for participation, materially increase the cost of the MICP to the Company, or permit any member of the Committee to receive an award, must be approved by the stockholders of the Company.

                                   ARTICLE 3

                             Elements of the MICP

  The MICP consists of two subparts: (i) the Annual Incentive Plan, under which annual incentive awards are based upon the achievement of one-year goals; and (ii) the Performance Share Plan, pursuant to which participants are granted deferred compensation units in the form of performance shares which are payable in cash or shares of common stock upon a subsequent payment date. Each of the subparts of the MICP is described below.

                                   ARTICLE 4

                           Participation in the Plan

  Participation in the MICP shall be based on recommendation by Company management and subject to approval by the Committee. Participation in all portions of the MICP except the Performance Share Plan (as described below) will be limited to officers and other key employees of the Company and its subsidiaries whose judgments, decisions and actions can have a discernible impact on the profitability of the Company. The Committee will establish participation criteria and make decisions on eligibility based on such criteria.

                                   ARTICLE 5

                              Stock To Be Awarded

  Stock awards will be for shares of Company common stock. Stock subject to the Plan may be unissued shares, reacquired shares or shares bought on the open market for purposes of the Plan. The total number of shares of common stock that may be awarded to all participants under the Plan may not exceed 1,500,000 shares. No more than 100,000 shares may be awarded to a participant in a calendar year.

                                   ARTICLE 6

                             Annual Incentive Plan

  6.1 General. The Annual Incentive Plan portion of the MICP shall include the Corporate Performance Subplan and the Individual Performance Subplan, as more specifically described below. Awards under the Annual Incentive Plan will be based entirely upon achievement of one-year goals. Each plan year runs from January 1 to December 31.

  6.2 Corporate Performance Subplan. The Corporate Performance Subplan will be based solely on the achievement of objective corporate performance goals. The awards under this Subplan may be determined on the basis of one or more of the following measures of corporate performance, alone or in combination, for the Company as a whole or for any division or business unit: (a) return on equity,
(b) overall or selected premium or sales growth, (c) stock performance, (d) expense efficiency ratios (ratio of expenses to premium income), (e) earnings per share, (f) market share, (g) revenue, (h) customer service measures or indices (i) underwriting efficiency and/or quality, and (j) persistency factors. Measurement of performance against such goals established by the Committee shall be objectively determinable, and to the extent such goals are expressed in standard accounting terms, performance shall be measured in accordance with generally accepted accounting principles. The Committee shall have the right for any reason to reduce or eliminate (but not increase) any such award, notwithstanding the achievement of a specified goal. The maximum annual award under the Corporate Performance Subplan to any participant will be $2.5 million. At the beginning of each plan year, the Committee will establish performance goals under the Corporate Performance Subplan based on one or more of the above corporate performance criteria, and establish target awards and any formula for payouts in excess of target based on the achievement of measurable goals. Target awards under the Corporate Performance Subplan are to be set by the Committee as percentages of base salary, which percentages may differ from participant to participant and from year to year.

  6.3 Individual Performance Subplan. Awards under the Individual Performance Subplan will be based on an individual's contribution to the business of the Company, as determined by the Committee. This contribution may be assessed on nonobjective as well as objective measures. The Committee will establish target awards under the Individual Performance Subplan and limits on payouts in excess of targets, if any. Target awards under the Individual Performance Subplan are set at percentages of base salary to be established by the Committee which may differ from participant to participant and from year to year. Awards under the Individual Performance Subplan will not be contingent on the failure to attain the performance goals under the Corporate Performance Subplan.

  6.4 Form and Payment of Awards. Awards under the Annual Incentive Plan will be approved by the Committee after the end of each plan year. No awards will be payable to any employee under any measure if thresholds established by the Committee are not reached. Awards will be paid partly in cash and partly in Performance Shares, as described below under Article 7.

  6.5 Vesting. Any award under the Annual Incentive Plan will be vested (considered the participant's property) at the time the Committee approves the award; except that, if a participant dies or becomes disabled after the close of the plan year for which the award was earned and prior to approval of the award, the award will be vested as of the date of death or disability.

  6.6 Change in Control. In the event of a Change in Control, the Committee will determine the Annual Incentive Plan awards for each participant that would have been earned if the plan year had ended on the date of the Change in Control, based on actual performance through the date of the Change in Control (the "Vested Awards"). Thereafter:

    (a) Each participant who is in active employment at the end of the plan year shall be entitled to the greater of his or her Vested Award and an award based on actual performance for the entire plan year.

    (b) If the MICP is terminated during a plan year after the date a Change in Control occurs, each participant who is in active employment at the time of such termination shall be entitled to the greater of his or her Vested Award and an award based on actual performance through the date of termination of the plan.

    (c) If a participant's employment is terminated without Cause by the Company during a plan year after the Change in Control occurs, such participant shall be entitled to the greater of his or her Vested Award and an award based on actual performance through the date of termination of employment.

  6.7 Definitions. For purposes of the MICP, the following terms have the following meanings.

    (a) "Cause" shall mean the occurrence of one of the following :

      (1) A conviction of the participant of (x) a felony or (y) any lesser crime or offense involving the property of the Company or one of its subsidiaries.

      (2) The willful engaging by the participant in conduct which has caused demonstrable and serious injury to the Company, monetary or otherwise, as evidenced by a determination in a binding and final judgment, order or decree of a court or administrative agency of competent jurisdiction, in effect after exhaustion or lapse of all rights of appeal, in an action, suit or proceeding, whether civil, criminal, administrative or investigative.

      (3) Willful gross dereliction of duty or other willful grave misconduct by the participant and failure to cure such situation within thirty (30) days after receipt of notice thereof from the Chairman of the Committee.

  No act or failure to act on the part of the participant shall be deemed willful if done, or omitted to be done, by the participant in good faith and with a reasonable belief that his action or omission was in the best interests of the Company or a subsidiary. The participant shall not be deemed to have been terminated for "Cause" unless and until there shall have been delivered to the participant a copy of a resolution duly adopted by the Committee (or another committee of the Board hereafter succeeding the responsibilities performed on the effective date of the MICP by the Committee) finding that in the good faith opinion of the Committee the participant has committed an act set forth in clause (1), (2) or (3) of this definition and specifying the particulars thereof in detail.

    (b) "Change in Control" shall be deemed to have occurred if at any time or from time to time after the effective date of the MICP:

      (1) any "person" or "group" (as those terms are used in Sections 13(d) and 14(d), respectively, of the Securities Exchange Act of 1934 ("Exchange Act")), other than the Maclellan family or a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner," (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities and (ii) the "group" comprised of the Maclellan family does not then beneficially own, directly or indirectly, securities of the Company representing more than thirty percent (30%) of the combined voting power of the Company's then outstanding securities; or

      (2) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

                                   ARTICLE 7

                            Performance Share Plan

  7.1 General. A Performance Share Plan is also included in the MICP, the specific terms and conditions of which shall be set forth in one or more separate subplan documents approved and amended from time to time by the Committee consistent with the terms of the MICP. One such subplan ("Performance Share Plan I") shall be applicable to senior officers, and producers of insurance business for the benefit of the Company or its subsidiaries, selected by the Committee upon the recommendation of the Chief Executive Officer ("CEO"), who are in a position to contribute materially to the Company's continued growth and development and to its long term financial success. For purposes of this Plan, producers shall be deemed to be consultants of the Company or its subsidiaries. Another such subplan ("Performance Share Plan II") is for all persons who receive MICP annual incentive awards who are not otherwise participating in such year in Performance Share Plan I.

  7.2 Performance Share Plan I. Participants in Performance Share Plan I are the CEO, President, Vice Chairman, Executive Vice Presidents and such other senior officers selected by the Committee upon the recommendation of the CEO to participate in Performance Share Plan I for a given year. Producers for the Company who achieve certain performance sales goals may also be selected to participate in Performance Share Plan I as described below. Approximately 15-35 officers may participate in any one year. The officers, all of whom have company stock ownership requirements, are required to receive a portion of their MICP annual incentive awards in "Performance Shares" based on the following table:

   MICP INCENTIVE EARNED                      PERCENT PAID IN PERFORMANCE SHARES
   ---------------------                      ----------------------------------
   Less than $100,000........................               25.0%
   $100,000--$249,999........................               37.5%
   $250,000 or more..........................               50.0%

  Participants in Performance Share Plan I may elect to receive any portion of their MICP awards above the required percentage in Performance Shares.

  A "Performance Share" is a unit of deferred compensation, equal in value to one share of Company common stock. The number of Performance Shares to be awarded to any participant in Performance Share Plan I is determined by:

    (1) Dividing the amount of MICP award being paid in Performance Shares (both mandatory and voluntary) by the market price for a share of Company common stock on the date the amount of the MICP award is determined, and

    (2) "Grossing-up" the number of Performance Shares on a 30% basis, to reflect the increased risk of the volatility of stock price, particularly during the deferral period, as well as lack of liquidity and marketability.

  Performance Shares granted under Performance Share Plan I are subject to the following:

    (1) The shares attributable to the "gross-up" factor are subject to forfeiture during a three-year period following the award. The remaining Performance Shares are not subject to forfeiture.

    (2) Participants may elect to extend the deferral period for payment of Performance Shares beyond the required period of three years, but not beyond the earliest of retirement, death, or disability. Any such election must be made prior to the date such shares are credited to the participant.

    (3) Generally, Performance Shares will be paid in Company common stock; however, the Committee has the authority to direct that the value of such shares be paid in part or entirely in cash.

    (4) Participant accounts under Performance Share Plan I will be credited with dividend equivalents in an amount equal to the cash dividends paid on Company common stock during the period of deferral. The dividend may be paid in cash or applied to accumulate additional Performance Shares, at the election of the participant.

    (5) Performance Shares will be counted in the calculation of participants' total ownership of Company stock for purposes of determining the extent to which stock ownership requirements have been met.

    (6) In the event of death, normal retirement, termination without cause, or Change in Control of the Company, any shares attributable to the "gross-up" factor, which otherwise would be subject to forfeiture during a three year period, will automatically cease to be subject to such forfeiture. In the event of termination for Cause or voluntary resignation, any shares subject to the "gross-up" factor will be forfeited. The Committee has the authority to review such forfeiture on a case by case basis.

  Certain producers who achieve performance sales goals may also be selected to participate Performance Share Plan I. The goals required and the terms of the producers' participation will be approved by the Committee. However, there is no "gross-up" of the number of shares to be awarded under Performance Share Plan I to the producers, and the terms of such participation would be no more favorable than those applicable to the officers. Management estimates that approximately ten to thirty-five producers would participate in Performance Share Plan I each year.

  7.3 Performance Share Plan II. Each person who receives an annual incentive award under the MICP and is not otherwise participating in such year in Performance Share Plan I, shall automatically be a participant in Performance Share Plan II. Participants in Performance Share Plan II are required to receive a portion of the MICP annual incentive awards in "Performance Shares" based on the following table:

   MICP INCENTIVE EARNED                      PERCENT PAID IN PERFORMANCE SHARES
   ---------------------                      ----------------------------------
   Less than $20,000.........................    15.0% (minimum of 50 shares)
   $20,000 or more...........................    25.0%

  The number of Performance Shares to be awarded to any participant in Performance Share Plan II is determined by dividing the amount of MICP award being paid in Performance Shares by the market price for a share of Company common stock on the date the amount of the MICP award is determined.

  Performance Shares granted under Performance Share Plan II are subject to the following:

    (1) Participants may elect to extend the deferral period for payment of Performance Shares for up to two years beyond the required period of three years, but not beyond the earliest of retirement, death, or disability. Any such election must be made prior to the date such shares are credited to the participant.
    (2) Generally, Performance Shares will be paid in Company common stock; however, the Committee has the authority to direct that the value of such Performance Shares be paid in part or entirely in cash.

  Participant accounts under Performance Share Plan II will be credited with dividend equivalents in an amount equal to the cash dividends paid on Company common stock during the period of deferral. The dividend will be applied to accumulate additional Performance Shares in the participant's account.

  Performance Shares will be counted in the calculation of participants' total ownership of Company stock for purposes of determining the extent to which any stock ownership requirements have been met.

                                   ARTICLE 8

                              General Provisions

  8.1 Non-Assignability. No grants or awards under the MICP shall be subject in any manner to alienation, anticipation, sale, transfer, assignment, pledge or encumbrance.

  8.2 No Right to Continued Employment. Participation in the MICP shall not give any employee any right to remain in the employ of the Company. The MICP is not to be construed as a contract of employment for any period and does not alter the at-will status of any participant.

  8.3 Source of Benefits. Awards under the MICP will not be prefunded but will be paid by the Company as and when they become due as provided herein, and the participant's interest in the award shall be only that of an unsecured creditor of the Company.

  8.4 Withholding. The Company may deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state and local taxes (including the participant's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the MICP.

  8.5 Governing Law. This MICP, and the rights and obligations of the parties thereunder, will be construed in accordance with the laws of the State of Tennessee.

  The foregoing is hereby acknowledged as being the Provident Companies, Inc., Amended and Restated Annual Management Incentive Compensation Plan of 1994 as adopted by the Board of Directors of the Company on March 26, 1998, and approved by the Stockholders of the Company on May 6, 1998.

                                          PROVIDENT COMPANIES, INC.


                                          By:__________________________________


                                          Its:_________________________________

                                  APPENDIX B

                           PROVIDENT COMPANIES, INC.
                              STOCK PLAN OF 1999

                                   ARTICLE I

                                    Purpose

  1.1 General. The purpose of the Provident Companies, Inc. Stock Plan of 1999 (the "Plan") is to promote the success, and enhance the value, of Provident Companies, Inc. (the "Corporation"), by linking the personal interests of its employees, officers, producers and directors to those of Corporation stockholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Corporation in its ability to motivate, attract, and retain the services of employees, officers, producers and directors upon whose judgment, interest, and special effort the successful conduct of the Corporation's operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, producers and directors.

                                   ARTICLE 2

                                Effective Date

  2.1 Effective Date. The Plan shall be effective as of January 1, 1999.

                                   ARTICLE 3

                                  Definitions

  3.1 Definitions. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

    (a) "Award" means any Option, Stock Appreciation Right, Restricted Stock Award, or Dividend Equivalent Award, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

    (b) "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

    (c) "Board" means the Board of Directors of the Corporation.

    (d) "Change in Control" means and includes each of the following:

      (1) any "person" or "group" (as those terms are used in Sections 13(d) and 14(d), respectively, of the 1934 Act), other than the Maclellan family or a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner," (as defined in Rule 13d-3 of the 1934 Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities and (ii) the "group" comprised of the Maclellan family does not then beneficially own, directly or indirectly, securities of the Company representing more than thirty percent (30%) of the combined voting power of the Company's then outstanding securities; or

      (2) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

    (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

    (f) "Committee" means the committee of the Board described in Article 4.

    (g) "Corporation" means Provident Companies, Inc., a Delaware corporation.

    (h) "Covered Employee" means a covered employee as defined in Code
  Section 162(m)(3).

    (i) "Disability" means any illness or other physical or mental condition of a Participant that renders the Participant incapable of performing his customary and usual duties for the Corporation, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgment of the Committee, is permanent and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant's condition.

    (j) "Dividend Equivalent" means a right granted to a Participant under
  Article 11.

    (k) "Effective Date" has the meaning assigned such term in Section 2.1.

    (l) "Fair Market Value", on any date, means (i) if the Common Stock is listed on a securities exchange or traded over the Nasdaq National Market, the average of the high and low market prices reported in The Wall Street Journal at which a Share of Common Stock shall have been sold on such day or on the next preceding trading day if such date was not a trading day, or
  (ii) if the Common Stock is not listed on a securities exchange or traded over the Nasdaq National Market, the mean between the bid and offered prices as quoted by Nasdaq for such date, provided that if it is determined that the fair market value is not properly reflected by such Nasdaq quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable.

    (m) "Incentive Stock Option" means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

    (n) "Non-Qualified Stock Option" means an Option that is not an Incentive Stock Option.

    (o) "Option" means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

    (p) "Parent" means a corporation which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Corporation. For Incentive Stock Options, the term shall have the same meaning as set forth in Code Section 424(e).

    (q) "Participant" means a person who, as an employee, officer, Producer or director of the Corporation or any Parent or Subsidiary, has been granted an Award under the Plan.

    (r) "Plan" means the Provident Companies, Inc. Stock Plan of 1999, as amended from time to time.

    (s) "Producer" means producer of insurance business for the benefit of the Company or its subsidiaries. For purposes of this Plan, Producers are deemed to be consultants of the Company or its subsidiaries.

    (t) "Restricted Stock Award" means Stock granted to a Participant under
  Article 10 that is subject to certain restrictions and to risk of forfeiture.

    (u) "Retirement" means a Participant's voluntary termination of employment or as a director of the Corporation, Parent or Subsidiary after attaining age 55 and with the approval of the Committee.

    (v) "Stock" means the $1.00 par value common stock of the Corporation and such other securities of the Corporation as may be substituted for Stock pursuant to Article 12.

    (w) "Stock Appreciation Right" or "SAR" means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a share of Stock as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 8.

    (x) "Subsidiary" means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation. For Incentive Stock Options, the term shall have the meaning set forth in Code Section 424(f).

    (y) "1933 Act" means the Securities Act of 1933, as amended from time to time.

    (z) "1934 Act" means the Securities Exchange Act of 1934, as amended from time to time.

                                   ARTICLE 4

                                Administration

  4.1 Committee. The Plan shall be administered by a committee (the "Committee") appointed by the Board (which Committee shall consist of two or more directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. It is intended that the directors appointed to serve on the Committee shall be "non-employee directors" (within the meaning of Rule 16b-3 promulgated under the 1934 Act) and "outside directors" (within the meaning of Code Section 162(m) and the regulations thereunder) to the extent that Rule 16b-3 and, if necessary for relief from the limitation under Code Section 162(m) and such relief is sought by the Company, Code
Section 162(m), respectively, are applicable. However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. During any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board.

  4.2 Action By The Committee. For purposes of administering the Plan, the following rules of procedure shall govern the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved unanimously in writing by the members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Corporation or any Parent or Subsidiary, the Corporation's independent certified public accountants, or any executive compensation consultant or other professional retained by the Corporation to assist in the administration of the Plan.

  4.3 Authority Of Committee. The Committee has the exclusive power, authority and discretion to:

    (a) Designate Participants;

    (b) Determine the type or types of Awards to be granted to each Participant;

    (c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

    (d) Determine the terms and conditions of any Award granted under the Plan, including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

    (e) Accelerate the vesting or lapse of restrictions of any outstanding Award, based in each case on such considerations as the Committee in its sole discretion determines;

    (f) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

    (g) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

    (h) Decide all other matters that must be determined in connection with an Award;

    (i) Establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

    (j) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

    (k) Amend the Plan or any Award Agreement as provided herein; and

    (l) Delegate its general administrative duties under the Plan to an officer or employee or committee of officers or employees of the Company, but the Committee may not delegate its authority to construe and interpret the Plan or approve the grant or the terms of Awards hereunder, except that the Committee may authorize the Chairman of the Committee and the Chief Executive Officer to approve grants subject to and contingent on ratification by the Committee.

  4.4. Decisions Binding. The Committee's interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. No member of the Committee shall be liable for any act done in good faith.

                                   ARTICLE 5

                          Shares Subject To The Plan

  5.1. Number Of Shares. Subject to adjustment as provided in Section 12.1, the aggregate number of shares of Stock reserved and available for Awards or which may be used to provide a basis of measurement for or to determine the value of an Award (such as with a Stock Appreciation Right or Performance Unit Award) shall be 4,000,000, of which not more than (20%) may be granted as Awards of Restricted Stock or unrestricted Stock Awards.

  5.2. Lapsed Awards. To the extent that an Award is canceled, terminates, expires or lapses for any reason, any shares of Stock subject to the Award will again be available for the grant of an Award under the Plan and shares subject to SARs or other Awards settled in cash will be available for the grant of an Award under the Plan.

  5.3. Stock Distributed. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

  5.4. Limitation On Awards. Notwithstanding any provision in the Plan to the contrary, the maximum number of shares of Stock with respect to one or more Options and/or SARs that may be granted during any one calendar year under the Plan to any one Covered Employee shall be 1,000,000. The maximum Fair Market Value (measured as of the date of grant) of any Awards other than Options and SARs that may be received by a Covered Employee (less any consideration paid by the Participant for such Award) during any one calendar year under the Plan shall be $10,000,000.

                                   ARTICLE 6

                                  Eligibility

  6.1. General. Awards may be granted only to individuals who are employees, officers, Producers or directors of the Corporation or a Parent or Subsidiary.

                                   ARTICLE 7

                                 Stock Options

  7.1. General. The Committee is authorized to grant Options to Participants on the following terms and conditions:

    (a) Exercise Price. The exercise price per share of Stock under an Option shall be determined by the Committee, provided that the exercise price for any Option shall not be less than the Fair Market Value as of the date of the grant.

    (b) Time And Conditions Of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part. The Committee also shall determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised. The Committee may waive any exercise provisions at any time in whole or in part based upon factors as the Committee may determine in its sole discretion so that the Option becomes exercisable at an earlier date.

    (c) Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, shares of Stock, or other property (including "cashless exercise" arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants; provided that if shares of Stock surrendered in payment of the exercise price were themselves acquired otherwise than on the open market, such shares shall have been held by the Participant for at least six months.

    (d) Evidence Of Grant. All Options shall be evidenced by a written Award Agreement between the Corporation and the Participant. The Award Agreement shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

    (e) Additional Options Upon Exercise. The Committee may, in its sole discretion, provide in an Award Agreement, or in an amendment thereto, for the automatic grant of a new Option to any Participant who delivers shares of Stock as full or partial payment of the exercise price of the original Option. Any new Option granted in such a case (i) shall be for the same number of shares of Stock as the Participant delivered in exercising the original Option, (ii) shall have an exercise price of 100% of the Fair Market Value of the surrendered shares of Stock on the date of exercise of the original Option (the grant date for the new Option), and (iii) shall have a term equal to the unexpired term of the original Option.

  7.2. Incentive Stock Options. The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

    (a) Exercise Price. The exercise price per share of Stock shall be set by the Committee, provided that the exercise price for any Incentive Stock Option shall not be less than the Fair Market Value as of the date of the grant.

    (b) Exercise. In no event may any Incentive Stock Option be exercisable for more than ten years from the date of its grant.

    (c) Lapse Of Option. An Incentive Stock Option shall lapse under the earliest of the following circumstances; provided, however, that the Committee may, prior to the lapse of the Incentive Stock Option under the circumstances described in paragraphs (3), (4) and (5) below, provide in writing that the Option will extend until a later date, but if Option is exercised after the dates specified in paragraphs (3), (4) and (5) below, it will automatically become a Non-Qualified Stock Option:

      (1) The Incentive Stock Option shall lapse as of the option expiration date set forth in the Award Agreement.

      (2) The Incentive Stock Option shall lapse ten years after it is granted, unless an earlier time is set in the Award Agreement.

      (3) If the Participant terminates employment for any reason other than as provided in paragraph (4) or (5) below, the Incentive Stock Option shall lapse, unless it is previously exercised, three months after the Participant's termination of employment; provided, however, that if the Participant's employment is terminated by the Company for cause or by the Participant without the consent of the Company, the Incentive Stock Option shall (to the extent not previously exercised) lapse immediately.

      (4) If the Participant terminates employment by reason of his Disability, the Incentive Stock Option shall lapse, unless it is previously exercised, one year after the Participant's termination of employment.

      (5) If the Participant dies while employed, or during the three - month period described in paragraph (3) or during the one - year period described in paragraph (4) and before the Option otherwise lapses, the Option shall lapse one year after the Participant's death. Upon the Participant's death, any exercisable Incentive Stock Options may be exercised by the Participant's beneficiary, determined in accordance with Section 11.6.

  Unless the exercisability of the Incentive Stock Option is accelerated as provided in Article 11, if a Participant exercises an Option after termination of employment, the Option may be exercised only with respect to the shares that were otherwise vested on the Participant's termination of employment.

    (d) Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00.

    (e) Ten Percent Owners. No Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation or any Parent or Subsidiary unless the exercise price per share of such Option is at least 110% of the Fair Market Value per share of Stock at the date of grant and the Option expires no later than five years after the date of grant.

    (f) Expiration Of Incentive Stock Options. No Award of an Incentive Stock Option may be made pursuant to the Plan after the day immediately prior to the tenth anniversary of the Effective Date.

    (g) Right To Exercise. During a Participant's lifetime, an Incentive Stock Option may be exercised only by the Participant or, in the case of the Participant's Disability, by the Participant's guardian or legal representative.

    (h) Directors. The Committee may not grant an Incentive Stock Option to a non - employee director. The Committee may grant an Incentive Stock Option to a director who is also an employee of the Corporation or Parent or Subsidiary but only in that individual's position as an employee and not as a director.

                                   ARTICLE 8

                           Stock Appreciation Rights

  8.1. Grant of SARs. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

    (a) Right To Payment. Upon the exercise of a Stock Appreciation Right, the Participant to whom it is granted has the right to receive the excess, if any, of:

      (1) The Fair Market Value of one share of Stock on the date of exercise; over

      (2) The grant price of the Stock Appreciation Right as determined by the Committee, which shall not be less than the Fair Market Value of one share of Stock on the date of grant.

    (b) Other Terms. All awards of Stock Appreciation Rights shall be evidenced by an Award Agreement. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Agreement.

                                   ARTICLE 9

                            Restricted Stock Awards

  9.1. Grant Of Restricted Stock. The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. All Awards of Restricted Stock shall be evidenced by a Restricted Stock Award Agreement.

  9.2. Issuance And Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

  9.3. Forfeiture. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Corporation; provided, however, that the Committee may provide in any Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

  9.4. Certificates For Restricted Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

                                  ARTICLE 10

                             Dividend Equivalents

  10.1 Grant Of Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Participants subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of shares of Stock subject to an Award, as determined by the Committee. The Committee may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional shares of Stock, or otherwise reinvested.

                                  ARTICLE 11

                        Provisions Applicable To Awards

  11.1. Stand-alone, Tandem, And Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan. If an Award is granted in substitution for another Award, the Committee may require the surrender of such other Award in consideration of the grant of the new Award. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

  11.2. Exchange Provisions. The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, or another Award (subject to Section 12.1), based on the terms and conditions the Committee determines and communicates to the Participant at the time the offer is made.

  11.3. Term Of Award. The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Incentive Stock Option or a Stock Appreciation Right granted in tandem with the Incentive Stock Option exceed a period of ten years from the date of its grant (or, if Section 7.2(e) applies, five years from the date of its grant).

  11.4. Form Of Payment For Awards. Subject to the terms of the Plan and any applicable law or Award Agreement, payments or transfers to be made by the Corporation or a Parent or Subsidiary on the grant or exercise of an Award may be made in such form as the Committee determines at or after the time of grant, including without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

  11.5. Limits On Transfer. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Corporation or a Parent or Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Corporation or a Parent or Subsidiary. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an incentive stock option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable Awards.

  11.6 Beneficiaries. Notwithstanding Section 11.5, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant's estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

  11.7. Stock Certificates. All Stock certificates delivered under the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock.

  11.8 Acceleration Upon Death, Disability Or Retirement. Notwithstanding any other provision in the Plan or any Participant's Award Agreement to the contrary, upon the Participant's death or Disability during his employment or service as a producer or director or upon the Participant's Retirement, all outstanding Options,

Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully exercisable and all restrictions on outstanding Awards shall lapse. Any Option or Stock Appreciation Rights Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Agreement. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

  11.9. Acceleration Upon A Change In Control. Except as otherwise provided in the Award Agreement, upon the occurrence of a Change in Control, all outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully exercisable and all restrictions on outstanding Awards shall lapse; provided, however that such acceleration will not occur if, in the opinion of the Company's accountants, such acceleration would preclude the use of "pooling of interest" accounting treatment for a Change in Control transaction that (a) would otherwise qualify for such accounting treatment, and (b) is contingent upon qualifying for such accounting treatment. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

  11.10. Acceleration Upon Certain Events Not Constituting A Change In Control. In the event of the occurrence of any circumstance, transaction or event not constituting a Change in Control (as defined in Section 3.1) but which the Board of Directors deems to be, or to be reasonably likely to lead to, an effective change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of the 1934 Act, the Committee may in its sole discretion declare all outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised to be fully exercisable, and/or all restrictions on all outstanding Awards to have lapsed, in each case, as of such date as the Committee may, in its sole discretion, declare, which may be on or before the consummation of such transaction or event. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in
Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

  11.11. Acceleration For Any Other Reason. Regardless of whether an event has occurred as described in Section 11.9 or 11.10 above, the Committee may in its sole discretion at any time determine that all or a portion of a Participant's Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, and/or that all or a part of the restrictions on all or a portion of the outstanding Awards shall lapse, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 11.11.

  11.12 Effect Of Acceleration. If an Award is accelerated under Section 11.9 or 11.10, the Committee may, in its sole discretion, provide (i) that the Award will expire after a designated period of time after such acceleration to the extent not then exercised, (ii) that the Award will be settled in cash rather than Stock, (iii) that the Award will be assumed by another party to the transaction giving rise to the acceleration or otherwise be equitably converted in connection with such transaction, or (iv) any combination of the foregoing. The Committee's determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

  11.13. Performance Goals. The Committee may determine that any Award granted pursuant to this Plan to a Participant (including, but not limited to, Participants who are Covered Employees) shall be determined solely on the basis of (a) the achievement by the Company, or an individual or a business unit of the Company or a Parent or Subsidiary, of a specified target with respect to, or target growth in, any of the following areas: (i) return on equity or on assets, (ii) overall or selected premium or sales growth, (iii) revenues, net income or earnings per share, (iv) expense efficiency ratios (ratio of expenses to premium income), (v) customer service measures or indices, (vi) underwriting efficiency and/or quality, (vii) market share, or
(vii) persistency factors, or (b) the Company's or a Parent's or Subsidiary's stock performance, or (c) any combination of the goals set forth in any of (a) or (b) above. If an Award is made on such basis, the Committee shall establish goals prior to the beginning of the period for which such performance goal relates (or such later date as may be permitted under

Code Section 162(m) or the regulations thereunder) and the Committee may for any reason reduce (but not increase) any Award, notwithstanding the achievement of a specified goal. Any payment of an Award granted with performance goals shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.

  11.14. Termination Of Employment. Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive. A termination of employment shall not occur in a circumstance in which a Participant transfers from the Corporation to one of its Parents or Subsidiaries, transfers from a Parent or Subsidiary to the Corporation, or transfers from one Parent or Subsidiary to another Parent or Subsidiary.

                                  ARTICLE 12

                         Changes In Capital Structure

  12.1. General. In the event a stock dividend is declared upon the Stock, the shares of Stock then subject to each Award shall be increased proportionately without any change in the aggregate purchase price therefor. In the event the Stock shall be changed into or exchanged for a different number or class of shares of stock or securities of the Corporation or of another corporation, whether through reorganization, recapitalization, reclassification, stock split-up, combination of shares, merger or consolidation, there shall be substituted for each such share of Stock then subject to each Award the number and class of shares into which each outstanding share of Stock shall be so exchanged, all without any change in the aggregate purchase price for the shares then subject to each Award.

                                  ARTICLE 13

                    Amendment, Modification And Termination

  13.1. Amendment, Modification And Termination. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that the Board or Committee may condition any amendment or modification on the approval of stockholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations.

  13.2 Awards Previously Granted. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however, that such amendment, modification or termination shall not, without the Participant's consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination; and provided further that, except as otherwise permitted in the Plan, the exercise price of any Option may not be reduced and the original term of any Option may not be extended. No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant.

                                  ARTICLE 14

                              General Provisions

  14.1. No Rights To Awards. No Participant or employee, officer, producer or director shall have any claim to be granted any Award under the Plan, and neither the Corporation nor the Committee is obligated to treat Participants and employees, officers, producers or directors uniformly.

  14.2. No Stockholder Rights. No Award gives the Participant any of the rights of a stockholder of the Corporation unless and until shares of Stock are in fact issued to such person in connection with such Award.

  14.3. Withholding. The Corporation or any Parent or Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Corporation, an amount sufficient to satisfy federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require that any such withholding requirement be satisfied, in whole or in part, by withholding shares of Stock having a Fair Market Value on the date of withholding equal to the amount to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.

  14.4. No Right To Employment Or Other Status. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Corporation or any Parent or Subsidiary to terminate any Participant's employment or status as a producer or director at any time, nor confer upon any Participant any right to continue as an employee, officer, producer or director of the Corporation or any Parent or Subsidiary.

  14.5. Unfunded Status Of Awards. The Plan is intended to be an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Corporation or any Parent or Subsidiary.

  14.6. Relationship To Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Corporation or any Parent or Subsidiary unless provided otherwise in such other plan.

  14.7. Expenses. The expenses of administering the Plan shall be borne by the Corporation and its Parents or Subsidiaries.

  14.8. Titles And Headings. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

  14.9. Gender And Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

  14.10. Fractional Shares. No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up.

  14.11. Government and other Regulations. The obligation of the Corporation to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Corporation shall be under no obligation to register under the 1933 Act, or any state securities act, any of the shares of Stock paid under the Plan. The shares paid under the Plan may in certain circumstances be exempt from registration under the 1933 Act, and the Corporation may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

  14.12. Governing Law. To the extent not governed by federal law, the Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Tennessee.

  14.13. Additional Provisions. Each Award Agreement may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of this Plan.


  The foregoing is hereby acknowledged as being the Provident Companies, Inc. 1999 Stock Plan as adopted by the Board of Directors of the Company on March 26, 1998, and approved by the stockholders of the Company on May 6, 1998.

                                          PROVIDENT COMPANIES, INC.

                                          By:

                                          Its:

                                  APPENDIX C

                           PROVIDENT COMPANIES, INC.
                NON-EMPLOYEE DIRECTOR COMPENSATION PLAN OF 1998

  1. Establishment of Plan.

  (a) Purpose. The purpose of the Provident Companies, Inc. Non-Employee Director Compensation Plan of 1998 is to attract, retain and compensate highly-qualified individuals who are not employees of Provident Companies, Inc. or any of its subsidiaries or affiliates for service as members of the Board by providing them with an opportunity to increase their ownership interest in the Common Stock of the Company. The Company intends that the Plan will benefit the Company and its stockholders by allowing Non-Employee Directors to have a personal financial stake in the Company through an ownership interest in the Common Stock and will closely associate the interests of Non-Employee Directors with that of the Company's stockholders.

  (b) Status of Plan. The Plan is intended, in part, to be a nonqualified, unfunded plan of deferred compensation under the Internal Revenue Code of 1986, as amended. Although the plan is unfunded for tax purposes, the Company may establish a trust under Revenue Procedure 92-64 to provide benefits under the Plan.

  (c) Establishment of Trust. As noted above, the Company may establish a trust to fund benefits provided under the terms of the Plan ("Trust"). It is intended that a transfer of assets into the Trust will not generate taxable income (for federal income tax purposes) to the Participants until such assets are actually distributed or otherwise made available to the Participants.

  2. Defined Terms. Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

  "Annual Retainer" means the annual retainer payable by the Company at the beginning of each Plan Year to a Non-Employee Director for service as a director of the Company, as such amount may be changed from time to time. Until changed by the Board, the Annual Retainer will be $80,000.

  "Board" means the Board of Directors of the Company.

  "Change in Control" means the occurrence of any of the following after the Effective Date:

    (1) any "person" or "group" (as those terms are used in Sections 13(d) and 14(d), respectively, of the Securities Exchange Act of 1934 ("Exchange Act")), other than the Maclellan family or a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities and (ii) the "group" comprised of the Maclellan family does not then beneficially own, directly or indirectly, securities of the Company representing more than thirty percent (30%) of the combined voting power of the Company's then outstanding securities; or

    (2) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

  "Company" means Provident Companies, Inc., a Delaware corporation.

  "Committee" has the meaning assigned such term in Section 3.

  "Common Stock" means the common stock, par value $1.00 per share, of the Company.

  "Deferred Share Right" means a right, granted under Section 7, to receive one share of Common Stock on the Payment Date.

  "Deferral Period" has the meaning set forth in Section 7(f) of the Plan.

  "Deferral Termination Date" has the meaning set forth in Section 7(e) of the Plan.

  "Disability" means any illness or other physical or mental condition of a Participant that renders the Participant incapable of performing his customary and usual duties for the Corporation, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgment of the Committee, is permanent and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant's condition.

  "Payment Date" has the meaning set forth in Section 7(e) of the Plan.

  "Director Retirement Program" means the Company's program which provides certain retirement benefits to directors elected for the first time prior to May 4, 1994.

  "Distributions" has the meaning set forth in Section 7(f) of the Plan.

  "Election Form" means a form approved by the Committee pursuant to which a Non-Employee Director elects a method of payment of Annual Retainer and the payment terms for Deferred Share Rights, if applicable.

  "Election Period" means the period designated by the Committee each year during which Non-Employee Directors may elect to receive Options or Deferred Share Rights as payment of some or all of their Annual Retainer. The Election Period shall end on or before April 30 of each year for the following Plan Year.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  "Fair Market Value", on any date, means (i) if the Common Stock is listed on a securities exchange or traded over the Nasdaq National Market, the average of the high and low market prices reported in The Wall Street Journal at which a Share of Common Stock shall have been sold on such day or on the next preceding trading day if such date was not a trading day, or (ii) if the Common Stock is not listed on a securities exchange or traded over the Nasdaq National Market, the mean between the bid and offered prices as quoted by Nasdaq for such date, provided that if it is determined that the fair market value is not properly reflected by such Nasdaq quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable.

  "Grant Date" means the date on which Options are granted pursuant to Section 6 or Deferred Share Rights are granted pursuant to Section 7, which, in each case, shall be the date on which the Annual Retainer is payable in each Plan Year.

  "Hardship" has the meaning set forth in Section 7(h) of the Plan.

  "Non-Employee Director" means a director of the Company who is not an employee of the Company or of any of its subsidiaries or affiliates.

  "Option" means an option to purchase Shares granted under Section 6. Options granted under the Plan are not incentive stock options within the meaning of
Section 422 of the Internal Revenue Code.

  "Optionee" means a Non-Employee Director of the Company to whom an Option has been granted or, in the event of such Non-Employee Director's death prior to the expiration of an Option, such Non-Employee Director's estate or other designated beneficiary.

  "Option Notice" means a written notice, agreement or certificate with a Non-Employee Director from the Company evidencing an Option.

  "Option Valuation Percentage" means the percentage determined by the Committee on or before the Election Date in each Plan Year as being the approximate fair value of an Option relative to a share of Common Stock on the date of the grant of the Option. The Option Valuation Percentage may not be less than 30%. Until changed by the Committee, the Option Valuation Percentage shall be 33%.

  "Participant" means any Non-Employee Director who is participating in the Plan.

  "Permitted Transferee" of an Optionee means (i) one or more of the following family members of the Optionee: spouse, former spouse, child (whether natural or adopted), stepchild, any other lineal descendent of the Optionee; (ii) a trust, partnership or other entity established and existing for the sole benefit of, or under the sole control of, one or more of the above family members of the Optionee, or (iii) any other transferee specifically approved by the Committee after taking into account any state or federal tax, securities or other laws applicable to transferable options.

  "Plan" means the Provident Companies, Inc. Non-Employee Director Compensation Plan of 1998, as amended from time to time.

  "Plan Year" means the approximately twelve-month period beginning on the date of the annual meeting of the stockholders of the Company ("annual meeting") in any year and ending on the date of the following annual meeting, which, for purposes of the Plan, is the period for which Annual Retainers are earned.

  "Retirement" means a Participant's termination of service as a director after attaining mandatory retirement age, or, in the event there is no mandatory retirement age for directors, as determined by the Committee in its reasonable judgment.

  "Rule 16b-3" means Rule 16b-3, as amended from time to time, of the Securities and Exchange Commission as promulgated under the Exchange Act.

  "Securities Act" means the Securities Act of 1933, as amended.

  "Shares" means shares of Common Stock.

  3. Administration. The Plan shall be administered by the Compensation Committee of the Board (the "Committee"). Subject to the provisions of the Plan, the Committee shall be authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan; provided, however, that the Committee shall have no discretion with respect to the eligibility or selection of Non-Employee Directors to receive awards under the Plan, the number of Shares subject to any such awards or the time at which any such awards are to be granted. The Committee's interpretation of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding upon all parties concerned including the Company, its stockholders and persons granted awards under the Plan. The Committee may appoint a plan administrator to carry out the ministerial functions of the Plan, but the administrator shall have no other authority or powers of the Committee. Notwithstanding the foregoing, the Board shall exercise any and all rights, duties and powers of the Committee under the Plan to the extent required by the applicable exemptive conditions of Rule 16b-3, as determined by the Board its sole discretion.

  4. Shares Subject to Plan. The Shares issued under the Plan shall not exceed in the aggregate 500,000 Shares of Common Stock. Such Shares may be acquired on the open market or issued out of authorized and unissued Shares or treasury Shares.

  5. Participation.

  (a) Eligibility. All active Non-Employee Directors shall be eligible to participate in the Plan.

  (b) Annual Retainer Elections. A Participant may elect on or before the Election Date for a Plan Year to receive up to 100% of his or her Annual Retainer in the form of Options or Deferred Share Rights in accordance with the terms of the Plan and the Election Form. A Participant may not elect to receive both Options and Deferred Share Rights in any one Plan Year. Any amount of the Annual Retainer not elected to be received in the form of Options of Deferred Share Rights shall be paid to the Participant in cash.

  (c) Accrued Balances under Director Retirement Program. Each Non-Employee Director having an accrued account balance in the Director Retirement Program as of the Effective Date shall be required to convert the net present value of such account either 100% to Options in accordance with the procedures described in Section 6 below with respect to Annual Retainer, or 100% to Deferred Share Rights, in accordance with the procedures described in Section 7 below with respect to Annual Retainer. The election as to which form of payment shall be made on an Election Form filed during the Election Period.

  (d) Deferral Accounts. For bookkeeping purposes, any amounts which the Participant elects to receive in the form of Deferred Share Rights, and any Distributions credited in accordance with Section 7(f), shall be transferred to and held in individual deferral accounts.

  6.  Stock Option Awards.

  (a) Election to Receive Options. A Non-Employee Director may elect each year to receive up to 100% of his or her Annual Retainer in the form of Options in accordance with this Section 6. A Non-Employee Director who wishes to receive some or all of his or her Annual Retainer for a Plan Year in the form of Options must irrevocably elect to do so during the Election Period for such Plan Year, by delivering a valid Election Form to the Committee or the plan administrator. A Non-Employee Director's participation in Section 6 of the Plan will be effective with respect to the Annual Retainer to be earned in the first Plan Year beginning after the Committee or the plan administrator receives the Non-Employee Director's Election Form.

  (b) Irrevocable, Annual Election. Elections to receive Options as payment of Annual Retainer are irrevocable and shall be valid only for one Plan Year. New elections must be made for participation in Section 6 of the Plan for subsequent Plan Years.

  (c) Time of Grant. Options shall be granted to each Non-Employee Director who, during the applicable Election Period, filed with the Committee or the plan administrator a written irrevocable election to receive Options as payment of some or all of such Non-Employee Director's Annual Retainer payable in the following Plan Year. Such Options will be granted on the date the Annual Retainer for such Plan Year is otherwise payable (the "Grant Date").

  (d) Number of Options. The number of Shares subject to an Option granted pursuant to this Section 6 shall be the number of whole Shares equal to (i) the dollar amount of the Annual Retainer that the Non- Employee Director elects shall be payable in the form of Options, divided by (ii) the Option Valuation Percentage times the Fair Market Value per Share on the Grant Date. In determining the number of Shares subject to an Option, Shares will be rounded to the nearest 100 Shares. For example:

  Assume that a Non-Employee Director has elected to receive $50,000 of his or her Annual Retainer in the form of Options, that the Option Valuation Percentage is 33%, and that the Fair Market Value per Share on the Grant Date is $36. The Non-Employee Director would be granted 4,200 Options as payment of the $50,000 compensation. $50,000 divided by 33% of $36 FMV = 4,200 Options granted (rounded to the nearest 100 Shares).

  (e) Exercise Price. The total price paid per Share under each Option granted under this Section 6 shall be the Fair Market Value per Share on the Grant Date.

  (f) Exercise of Options. An Option, or portion thereof, may be exercised in whole or in part only with respect to whole Shares. Each Option shall be fully exercisable on the first anniversary of the date of grant or upon the earlier death, Disability or Retirement of the Optionee or the occurrence of a Change in Control. Each Option will remain exercisable for 10 years from the Grant Date; provided, however, that:

    (i) if a Participant terminates his or her service as a director for any reason after four years of service on the Board, or due to Retirement, death or Disability, his or her unexercised Options shall expire on the earlier of (A) the original expiration date of the Option or (B) the fifth anniversary of such termination of service; and

    (ii) if a Participant has served as a director for fewer than four years and terminates his or her service as a director for any reason other than Retirement, death or Disability, his or her unexercised Options shall expire on the date of such termination of service.

  (g) Payment of Exercise Price. Shares shall be issued to the Optionee (or his or her Permitted Transferee) pursuant to the exercise of an Option only upon receipt by the Company from the Optionee (or his or her Permitted Transferee) of payment in full of the exercise price. The exercise price shall be payable in United States dollars upon the exercise of the Option and may be paid in cash, by check, or in Shares having a total Fair Market Value on the date of exercise equal to the exercise price; provided that if the Shares surrendered in payment of the exercise price were themselves acquired otherwise than on the open market, such Shares shall have been held for at least six months. The Committee may permit the use of any cashless exercise methods that are permitted by law.

  (h) Option Notice. Each Option granted under the Plan shall be evidenced by an Option Notice which shall be executed by an authorized officer of the Company. Such Option Notice shall contain provisions regarding (a) the number of Shares that may be issued upon exercise of the Option, (b) the exercise price per Share of the Option and the means of payment therefor, (c) the term of the Option, and (d) such other terms and conditions not inconsistent with the Plan as may be determined from time to time by the Committee.

  (i) Transferability of Options. No Option shall be assignable or transferable by the Optionee other than by will or the laws of descent and distribution or to a Permitted Transferee. Any transfer to a Permitted Transferee shall be subject to the following terms and conditions:

    (i) An Option transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution.

    (ii) Transferred Options shall continue to be subject to all the terms and conditions of the Option as applicable to the original Optionee (other than the ability to further transfer the Option).

    (iii) The Optionee and the Permitted Transferee shall execute any and all documents reasonably requested by the Committee or the plan administrator, including without limitation documents (A) to confirm the status of the transferee as a Permitted Transferee, (B) to satisfy any requirements for an exemption for the transfer under applicable federal and state securities laws, and (C) to evidence the transfer.

    (iv) Shares acquired by a Permitted Transferee through exercise of an Option may not be transferred, nor will any assignee or transferee thereof be recognized as an owner of such Shares by the Company for any purpose, unless a registration statement under the Securities Act and any applicable state securities act with respect to such Shares shall then be in effect or unless the availability of an exemption from registration with respect to any proposed transfer or disposition of such Shares shall be established to the satisfaction of counsel for the Company.

7. Deferred Share Rights.

  (a) Election to Receive Deferred Share Rights. A Non-Employee Director may elect each year to receive up to 100% of his or her Annual Retainer in the form of Deferred Share Rights in accordance with this Section 7. A Non-Employee Director who wishes to receive some or all of his or her Annual Retainer for a Plan Year in the form of Deferred Share Rights must irrevocably elect to do so during the Election Period for such Plan Year, by delivering a valid Election Form to the Committee or the plan administrator. A Non-Employee Director's participation in Section 7 of the Plan will be effective with respect to the Annual Retainer to be earned in the first Plan Year beginning after the Committee or the plan administrator receives the Non-Employee Director's Election Form.

  (b) Irrevocable, Annual Election. Elections to receive Deferred Share Rights as payment of Annual Retainer shall be valid only for one Plan Year. New elections must be made for participation in Section 7 of the Plan for subsequent Plan Years. The deferral Election Form signed by the Participant prior to the Plan Year will be irrevocable except in case of Hardship (as defined in Section 7(h)) as determined in good faith by the Board pursuant to
Section 7(h); provided, however, that the Participant may, at least one year in advance of the original Deferral Termination Date, designate a later Deferral Termination Date.

  (c) Time of Grant. Deferred Share Rights shall be granted to each Non-Employee Director who, during the applicable Election Period, filed with the Committee or the plan administrator a written irrevocable election to receive Deferred Share Rights as payment of some or all of such Non-Employee Director's Annual Retainer payable in the following Plan Year. Such Deferred Share Rights will be granted on the date the Annual Retainer for such Plan Year is otherwise payable (the "Grant Date").

  (d) Number of Deferred Share Rights. The number of Deferred Share Rights granted pursuant to this Section 7 shall be the number of whole Shares equal to (i) the dollar amount of the Annual Retainer that the Non-Employee Director elects shall be payable in the form of Deferred Share Rights, divided by (ii) 90% of the Fair Market Value per Share on the Grant Date. In determining the number of Deferred Share Rights, any fraction of a Deferred Share Right will be rounded to the next highest whole number of Deferred Share Rights. For example:

  Assume that a Non-Employee Director has elected to defer $50,000 of his or her Annual Retainer and that the Fair Market Value per Share on the Grant Date is $36. The Non-Employee Director would be granted 1,544 Deferred Share Rights as payment of the $50,000 compensation. $50,000 divided by (90% of $36 FMV) = 1,544 Deferred Share Rights granted (rounded to the next highest whole number).

  (e) Nature of Deferred Share Rights. Each Deferred Share Right constitutes the right to receive one Share of Common Stock on the earlier of (i) the Participant's termination of service as a director or (ii) another designated date at least three years after the date of such deferral election (in either case, the "Deferral Termination Date"). Pursuant to the Election Form, the Participant will elect whether the Shares will be (a) granted within 30 days after the Deferral Termination Date or (b) granted in approximately equal annual installments of Shares over a period of three, five or seven years (as the Participant may elect) after the Deferral Termination Date, each such annual grant to be made within 30 days after the anniversary of the Deferral Termination Date. No Shares will be issued until the payment date(s) (the "Payment Date") at which time the Company agrees to issue Shares of Common Stock to the Participant. The Participant will have no rights as a stockholder with respect to the Deferred Share Rights, and the Deferred Share Rights will be unsecured.

  (f) Deferred Dividend Account. If any dividends or other rights or distributions of any kind ("Distributions") are distributed to holders of Common Stock during the period from the applicable Grant Date until the Deferral Termination Date (the "Deferral Period") but prior to the Participant's termination of service, an amount equal to the cash value of such Distributions on their distribution date, as such value is determined by the Committee, will be credited to a deferred dividend account for the Participant as follows: the account will be credited with the right to receive Shares having a Fair Market Value as of the date of the Distribution equal to the cash value of the Distribution. The Company will issue Shares equal to the cumulative total of rights to Shares in such account within 30 days after the Participant's Deferral Termination Date.

  If a Distribution is distributed to holders of Common Stock after the Participant's Deferral Termination Date but prior to the settlement in full of the Participant's Deferred Share Rights, an amount equal to the cash value of such Distributions pertaining to the Participant's outstanding Deferred Share Rights shall be converted into Shares equivalent in value to the Distribution (based on the Fair Market Value as of the date of Distribution) and such Shares will be issued to the Participant as soon as practical after the date of the Distribution.

  (g) Transferability of Deferred Share Rights. No Deferred Share Rights shall be assignable or transferable by the Participant other than by will or the laws of descent and distribution. No right or interest in the Deferred Share Rights or in the deferred dividend account shall be subject to liability for the debts, contracts or engagements of the Participant or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section 7(g) shall prevent transfers by will or by the applicable laws of descent and distribution.

  (h) Hardship. The Board may accelerate the payment in Shares of all or a portion of a Participant's Deferred Share Rights on account of his or her Hardship, subject to the following requirements: (i) the value of such accelerated distribution shall not exceed the amount necessary to satisfy the Hardship, less the amount which can be satisfied from other resources which are reasonably available to the Participant, (ii) the denial of the Participant's request for a Hardship acceleration would result in severe financial hardship to the Participant, and (iii) the Participant has not received an accelerated distribution on account of Hardship within the 12-month period preceding the acceleration. For purposes of this Plan, "Hardship" of a Participant, as determined by the Board in its discretion on the basis of all relevant facts and circumstances and in accordance with the following nondiscriminatory and objective standards uniformly interpreted and consistently applied, shall mean a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of his or her dependent, loss of the Participant's property due to casualty, or other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. A financial need shall not constitute a Hardship unless it is for at least $1,000,000 or the entire value of the principal amount of the Participant's Deferred Share Rights.

  (i) Funding. Deferred Share Rights shall be paid from the general assets of the Company or as otherwise directed by the Company. To the extent that any Participant acquires the right to receive Deferred Share Rights under the Plan, such right shall be no greater than that of an unsecured general creditor of the Company. Participants and their Beneficiaries shall not have any preference or security interest in the assets of the Company other than as a general unsecured creditor.

  (j) Designation of Beneficiary. Each Participant from time to time may designate any person or persons (who may be designated contingently or successively and who may be an entity other than a natural person) as his or her beneficiary or beneficiaries to whom the Participant's Deferred Share Rights are to be paid if the Participant dies before receipt of Shares. Each beneficiary designation shall be on the form prescribed by the Committee and will be effective only when filed with the Committee during the Participant's lifetime. Each beneficiary designation filed with the Committee will cancel all beneficiary designations previously filed with the Committee. The revocation of a beneficiary designation, no matter how effected, shall not require the consent of any designated beneficiary.

  8. Prorated Grants. If on any date, Shares of Common Stock are not available under the Plan to grant to Non-Employee Directors the full amount of a grant (Options or Deferred Share Rights) contemplated by the Plan, then each such director shall receive an award of Options or Deferred Share Rights, as the case may be, equal to the number of Shares of Common Stock then available under the Plan divided by the number of Non-Employee Directors entitled to a grant of Options or Deferred Share Rights on such date. Fractional Shares shall be ignored and not granted. Any shortfall resulting from such proration shall be paid in the form of cash.

  9. Withholding. Except with respect to the exercise of Options transferred to Permitted Transferees, whenever the Company issues Shares under the Plan, the Company shall have the right to withhold from sums due the recipient, or to require the recipient to remit to the Company, any amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery of any certificate for such Shares.

10. Adjustments.

    (a) Notwithstanding any other term of this Plan, in the event that the Committee determines that any Distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Committee's sole discretion, affects the Common Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an award or awards hereunder, then the Committee shall, in such manner as it may deem equitable, adjust the number and type of shares (or other securities or property) which may be granted under the Plan (including, but not limited to, adjustments of the maximum number and kind of securities which may be issued).

    (b) Notwithstanding any other term of this Plan, in the event of any corporate transaction or event described in paragraph (a) which results in Shares being exchanged for or converted into cash, securities or other property (including securities of another corporation), all Deferred Share Rights granted under Section 7 shall become the right to receive such cash, securities or other property, and there shall be substituted on an equitable basis for each Share of Common Stock then subject to an Option granted pursuant to Section 6 the consideration payable with respect to the outstanding Shares of Common Stock in connection with such corporate transaction or event, all without any change in the aggregate purchase price for the Shares then subject to the Option.

    (c) The number of Shares finally granted under this Plan shall always be rounded to the next highest whole Share.

    (d) Any decision of the Committee pursuant to the terms of this Section 10 shall be final, binding and conclusive upon the Participants, the Company and all other interested parties.

  11. Amendment. The Committee may terminate or suspend the Plan at any time, without stockholder approval. The Committee may amend the Plan at any time and for any reason without stockholder approval; provided, however, that the Committee may condition any amendment on the approval of stockholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations. No termination, modification or amendment of the Plan may, without the consent of a Participant, adversely affect a Participant's rights under an award granted prior thereto.

  12. Responsibility for Investment Choices. Each Participant is solely responsible for any decision to receive Annual Retainer in the form of Options or Deferred Share Rights and accepts all investment risks entailed by such decision, including the risk of loss and a decrease in the value of the amounts he or she elects to receive in the form of Options or Deferred Share Rights.

  13. Indemnification. Each person who is or has been a member of the Committee or who otherwise participates in the administration or operation of this Plan shall be indemnified by the Company against, and held harmless from, any loss, cost, liability or expense that may be imposed upon or incurred by him or her in connection with or resulting from any claim, action, suit or proceeding in which such person may be involved by reason of any action taken or failure to act under the Plan and shall be fully reimbursed by the Company for any and all amounts paid by such person in satisfaction of judgment against him or her in any such action, suit or proceeding, provided he or she will give the Company an opportunity, by written notice to the Committee, to defend the same at the Company's own expense before he or she undertakes to defend it on his or her own behalf. This right of indemnification shall not be exclusive of any other rights of indemnification.

  The Committee and the Board may rely upon any information furnished by the Company, its public accountants and other experts. No individual will have personal liability by reason of anything done or omitted to be done by the Company, the Committee or the Board in connection with the Plan.

  14. Duration of the Plan. The Plan shall remain in effect until the fifth anniversary of the Effective Date, unless terminated earlier by the Committee.

  15. Expenses of the Plan. The expenses of administering the Plan shall be borne by the Company.

  The foregoing is hereby acknowledged as being the Provident Companies, Inc., Non-Employee Director Compensation Plan of 1998 as adopted by the Board of Directors of the Company on March 26, 1998, and approved by the stockholders of the Company on May 6, 1998.

                                          PROVIDENT COMPANIES, INC.


                                          By:__________________________________


                                          Its:_________________________________

--------------------------------------------------------------------------------


                           PROVIDENT COMPANIES, INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
  ANNUAL MEETING OF STOCKHOLDERS MAY 6, 1998 AT 10 A.M., EASTERN DAYLIGHT TIME

                             PROXY FOR COMMON STOCK

  The undersigned hereby appoints J. Harold Chandler and Hugh O. Maclellan, Jr., and each or either of them, as true and lawful proxies with full power of substitution in each, to represent the undersigned at the 1998 Annual Meeting of the Stockholders of Provident Companies, Inc. to be held in the Home Office of the Company at 1 Fountain Square, Chattanooga, Tennessee, on Wednesday, May 6, 1998 at 10:00 a.m. and at any adjournments thereof, and to vote the shares of the Company represented by this Proxy as specified on the reverse side.

  Please mark, date, sign and return this proxy in the enclosed, pre-paid enve-lope.
                             FOLD AND DETACH HERE

--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
[X]  PLEASE MARK YOUR                                                                                                        | 7160
     VOTES AS IN THIS                                                                                                        |
     EXAMPLE.                                                                                                                ______

     WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED. IF DIRECTIONS ARE NOT GIVEN, THE SHARES REPRESENTED BY THIS PROXY
WILL BE VOTED FOR ALL OF THE NOMINEES IN ITEM 1 AND FOR ITEMS 2, 3 AND 4.

1. Election of    FOR   WITHHELD      Nominees: William L. Armstrong;        2. Approval of Amended        FOR   AGAINST  ABSTAIN
Directors.        [ ]     [ ]         William H. Bolinder; J. Harold            and Restated Annual
(See reverse)                         Chandler; Charlotte M. Heffner;           Management Incentive       [ ]      [ ]     [ ]
                                      Hugh B. Jacks; Hugh O.                    Compensation Plan of
For, except vote withheld from        Maclellan, Jr.; A.S. (Pat)                1994.
the following nominee(s):             MacMillan; C. William Pollard;
                                      Scott L. Probasco, Jr.; Steven S.      3. Approval of the Stock
-------------------------------       Reinemund; Burton E. Sorensen             Plan of 1999.              [ ]      [ ]     [ ]
                                      and Thomas R. Watjen.
                                                                             4. Approval of
                                                                                Non-Employee Director
                                                                                Compensation Plan of       [ ]      [ ]     [ ]
                                                                                1998.

                                                                             5. Approval of the
                                                                                selection of
                                                                                Ernst & Young LLP as       [ ]      [ ]     [ ]
                                                                                independent auditors
                                                                                for 1998.

                                                                             6. Other Matters:
                                                                                In their discretion,
                                                                                to vote upon all other     [ ]      [ ]     [ ]
                                                                                matters as may properly
                                                                                come before the Meeting
                                                                                or any adjournments
                                                                                thereof.

                                                                              ______________________________________________________

                                                                              ______________________________________________________
                                                                                SIGNATURE(S)                             DATE
------------------------------------------------------------------------------------------------------------------------------------
                                                       FOLD AND DETACH HERE